UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
DAVE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PRELIMINARY COPY – SUBJECT TO COMPLETION

    , 2023
To Our Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Dave Inc. (the “Annual Meeting”), which will be held virtually on    ,    , 2023 at    a.m. Pacific Time. The Annual Meeting will be a completely virtual meeting, conducted only via live webcast on the internet at www.virtualshareholdermeeting.com/DAVE2023. There will be no physical location for the Annual Meeting. You will be able to attend and participate in the Annual Meeting online, submit questions during the meeting and vote your shares electronically. In addition, although the live webcast is available only to stockholders at the time of the meeting, following completion of the Annual Meeting, a webcast replay will be posted to the Investor Relations section of our website at investors.dave.com.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, the proxy statement, our annual report and the proxy card, each of which is enclosed.
Please use this opportunity to take part in our affairs by voting on the business to come before the Annual Meeting. We expect to commence mailing our proxy materials on or about    , 2023. Only stockholders of record at the close of business on     , 2023 may vote at the Annual Meeting and any postponements or adjournments of the meeting. All stockholders are cordially invited to participate in the Annual Meeting and any postponements or adjournments of the meeting. However, to ensure your representation at the Annual Meeting, please vote as soon as possible by using the internet or telephone. Alternatively, you may submit your vote by mail. Returning the paper proxy card or voting electronically does NOT deprive you of your right to participate in the virtual meeting and to vote your shares for the matters acted upon at the meeting.
Your vote is important. Whether or not you expect to attend and participate in the Annual Meeting, please submit your proxy electronically via the Internet or by telephone by following the instructions on your voting instructions or proxy card or please complete, sign and date the proxy card and return it in the postage paid envelope provided.
Sincerely,

Jason Wilk

Chief Executive Officer, President and Chairperson of the Board
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON    , 2023: THE PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022 ARE AVAILABLE FREE OF CHARGE AT WWW.PROXYVOTE.COM.

DAVE INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

   , 2023
Time and Date:	, 2023 at a.m. Pacific Time.

Place:	The Annual Meeting will be held on , , 2023 at a.m. Pacific Time via live webcast on the internet at www.virtualshareholdermeeting.com/DAVE2023.

Items of Business:	1.
Elect the Class II directors listed in the accompanying proxy statement to serve a three-year term expiring at the 2026 annual meeting of stockholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal.

	2.	Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Dave Inc. for the fiscal year ending December 31, 2023.

	3.	Approve a repricing of certain stock options issued under the Dave Inc. 2017 Stock Plan that are held by eligible service providers of the Company.

	4.	Transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record at the close of business on , 2023 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Proxy Voting:
Holders of our Class A common stock are entitled to one vote for each share held as of the above record date. Holders of our Class V common stock are entitled to ten votes for each share held as of the above record date. Holders of our Class A common stock and Class V common stock will vote together as a single class on all matters described in this proxy statement. Our Class A common stock and Class V common stock are sometimes collectively referred to in this proxy statement as our “common stock.”

For questions regarding your stock ownership, you may contact us through our Investor Relations section of our website at investors.dave.com or, if you are a registered holder, contact our transfer agent, Continental Stock Transfer & Trust Company, through its website at www.continentalstock.com or by phone at (212) 509-4000.

By Order of the Board of Directors,

Jason Wilk
Chief Executive Officer, President and Chairperson of the Board

i

DAVE INC.
PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON    ,    , 2023
   , 2023
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors of Dave Inc. (“Dave”), for use at Dave’s 2023 Annual Meeting of Stockholders (the “Annual Meeting” or “meeting”) to be held on    ,    , 2023 at    a.m. Pacific Time via live webcast on the internet at www.virtualshareholdermeeting.com/DAVE2023. References in this proxy statement (the “Proxy Statement”) to “we,” “us,” “our,” “the Company” or “Dave” refer to Dave Inc.
INTERNET AVAILABILITY OF PROXY MATERIALS
We will commence mailing, on or about    , 2023, the proxy statement to our stockholders of record and beneficial owners at the close of business on    , 2023. On the date of mailing of the proxy statement, all stockholders and beneficial owners will have the ability to access copies of the Proxy Statement, our annual report to security holders and a form of proxy, free of charge, at www.proxyvote.com.
QUESTIONS AND ANSWERS ABOUT THE MEETING
Q:	What is Dave?
A:
Dave offers a suite of innovative financial products aimed at helping Dave members (“Members”) improve their financial health. The Company’s budgeting tool helps Members manage their upcoming bills to avoid overspending. To help Members avoid punitive overdraft fees and access short-term liquidity, Dave offers cash advances through its flagship 0% interest ExtraCash product. Dave also helps Members generate extra income for spending or emergencies through Dave’s Side Hustle product, where Dave presents Members with supplemental work opportunities. Through Dave Banking, the Company provides a modern checking account experience with valuable tools for building long-term financial health.

On January 5, 2022, Dave Inc., a Delaware corporation (f/k/a VPC Impact Acquisition Holdings III, Inc. and referred to in this proxy statement as “VPCC”), consummated the previously announced business combination transaction (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated June 7, 2021 (the “Business Combination Agreement”), by and among VPCC, Bear Merger Company Inc., a wholly owned subsidiary of VPCC, or First Merger Sub, Bear Merger Company II LLC, a wholly owned subsidiary of VPCC, or Second Merger Sub, and pre-business combination Dave Inc. (“Legacy Dave”).
As a result of the Business Combination and the other transactions contemplated by the Business Combination Agreement, First Merger Sub merged with and into Legacy Dave, with Legacy Dave surviving the merger as a wholly owned subsidiary of the Company, with Legacy Dave immediately merging with and into Second Merger Sub (the “Merger Transactions”), with Second Merger Sub surviving the Merger Transactions as a wholly owned subsidiary of the Company. Following the Merger Transactions, “VPC Impact Acquisition Holdings III, Inc.” was renamed “Dave Inc.”
Q:	What is the purpose of the meeting?
A:
At the meeting, stockholders will act upon the proposals described in this Proxy Statement. In addition, following the formal portion of the meeting, management will be available to respond to questions from stockholders.

Q:	What proposals are scheduled to be voted on at the meeting?
A:	Stockholders will be asked to vote on the following three proposals at the meeting:
1.
to elect Andrea Mitchell and Dan Preston as Class II directors to serve for a term of three years or until each individual’s successor is duly elected and qualified or until such individual’s earlier death, resignation, disqualification or removal;

2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
3.	to approve a repricing of certain stock options issued under the Company’s 2017 Stock Plan (the “2017 Plan”) that are held by eligible service providers of the Company.
Q:	Could matters other than Proposals One, Two and Three be decided at the meeting?
A:
Our bylaws require that we receive advance notice of any proposal to be brought before the meeting by stockholders of Dave, and we have not received notice of any such proposals. If any other matter were to come before the meeting, the proxy holders appointed by our board of directors will have the discretion to vote on those matters for you.

Q:	How does the board of directors recommend I vote on these proposals?
A:	Our board of directors recommends that you vote your shares:
•	“FOR” the nominees to the board of directors (“Proposal One”);
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Proposal Two”); and
•	“FOR” a repricing of certain stock options issued under the 2017 Plan that are held by eligible service providers of the Company (“Proposal Three” or the “Option Repricing Proposal”).
Q:	Who may vote at the Annual Meeting?
A:
Stockholders of record as of the close of business on    , 2023, or the Record Date, are entitled to receive notice of, to attend and participate, and to vote at the Annual Meeting. At the close of business on the Record Date, there were 10,402,531 shares of Class A common stock and 1,514,082 shares of Class V common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by Dave.
Beneficial Owner of Shares Held in Street Name: Shares Registered in the Name of a Broker or Nominee
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you may still vote the shares at the Annual Meeting by logging into the Annual Meeting website at www.virtualshareholdermeeting.com/DAVE2023 with your control number and voting your shares electronically before the polls close during the Annual Meeting.
Q:	How do I vote?
A.
You may vote by mail or follow any alternative voting procedure (such as telephone or internet voting) described on your proxy card. To use an alternative voting procedure, follow the instructions on the proxy card or voting instructions that you receive. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may:
•	vote by telephone or through the internet — in order to do so, please follow the instructions shown on your proxy card;

•
vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided; or

•
vote at the Annual Meeting virtually — you may participate in the Annual Meeting online at www.virtualshareholdermeeting.com/DAVE2023 and vote your shares electronically before the polls close during the Annual Meeting. To participate and vote in the Annual Meeting, you will need the control number included on your proxy card.

Votes submitted by telephone or through the internet must be received by 11:59 p.m. Eastern Time, on June 8, 2023. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote at the meeting should you decide to attend and participate in the meeting virtually.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to vote your shares. You may also vote your shares at the Annual Meeting at www.virtualshareholdermeeting.com/DAVE2023 before the polls close. To participate and vote in the Annual Meeting, you will need the control number included on the voting instructions you receive from your nominee.
Your vote is important. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
Q:	How do I vote by internet or telephone?
A.
If you wish to vote by internet or telephone, you may do so by following the voting instructions you received or on your proxy card. Please have each voting instructions or proxy card you received in hand when you vote over the internet or by telephone as you will need information specified therein to submit your vote. The giving of such a telephonic or internet proxy will not affect your right to vote at the meeting (as detailed above) should you decide to attend the meeting virtually.

The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.
Q:	What shares can I vote?
A:
Each share of Class A common stock and Class V common stock issued and outstanding as of the close of business on    , 2023 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of    , 2023, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Q:	How many votes am I entitled to per share?
A:
Each holder of shares of (i) Class A common stock is entitled to one vote for each share of Class A common stock held as of the Record Date and (ii) Class V common stock is entitled to ten votes for each share of Class V common stock held as of the Record Date.

Q:	What is the quorum requirement for the meeting?
A:
The holders of a majority of the voting power of the shares of our Class A common stock and Class V common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present in person or represented by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote virtually at the Annual Meeting or if you have properly submitted a proxy.

Q:	How are abstentions and broker non-votes treated?
A:
Abstentions (i.e., shares present at the Annual Meeting and marked “abstain”) are deemed to be shares presented or represented by proxy and entitled to vote, and are counted for purposes of determining whether a quorum is present.

A broker non-vote occurs when the beneficial owner of shares fails to provide the broker, bank or other nominee that holds the shares with specific instructions on how to vote on any “non-routine” matters brought to a vote at the stockholders meeting. In this situation, the broker, bank or other nominee will not vote on the “non-routine” matter. Broker non-votes are counted for purposes of determining whether a quorum is present.
For Proposals One and Two, abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on the outcome of the vote. For Proposal Three, abstentions have the effect of a vote against the proposal and broker non-votes have no effect on the outcome of the vote.
Note that if you are a beneficial holder, brokers and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is the proposal for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal Two). A broker or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. This year, “non-routine” matters relate to the election of directors (Proposal One) and the Option Repricing Proposal (Proposal Three). Accordingly, we encourage you to provide voting instructions to your broker or other nominee whether or not you plan to attend the meeting.
Q:	What is the vote required for each proposal?
A:	The votes required to approve each proposal are as follows:
Proposal	Vote Needed for Approval and Effect of Abstentions and Broker Non-Votes
Proposal One
The election of two Class II directors each to serve for a term of three years or until his or her respective successor is duly elected and qualified.
Our amended and restated bylaws (“Bylaws”) state that, to be elected, a nominee must receive a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting. “Plurality” means that the individuals who receive the highest numbers of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of abstentions or broker non-votes) will have no effect on the outcome of this proposal.

Proposal Two
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock entitled to vote on the proposal that are present in person or represented by proxy at the Annual Meeting and are voted for or against the proposal. Abstentions are not considered votes for or against this proposal, and thus, will have no effect on the outcome of this proposal. Broker non-votes will also have no effect on the outcome of this proposal.

Proposal Three
Approval of a repricing of certain stock options issued under the 2017 Plan that are held by eligible service providers of the Company.
The 2017 Plan provides that options may not be amended to provide for a lower exercise price without the approval of the holders of a majority of the shares that are present in person or by proxy and entitled to vote at any annual or special meeting of the Company’s stockholders. If you “abstain” from voting, it will have the same effect as an “against” vote. Broker non-votes will have no effect on the outcome of the proposal.

Q:	If I submit a proxy, how will it be voted?
A:
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

Q:	What should I do if I get more than one proxy or voting instruction card?
A:
Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials, proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are voted and counted.

Q:	Can I change my vote or revoke my proxy?
A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote or the polls closing at the Annual Meeting.
If you are the stockholder of record, you may change your vote by:
•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);
•	providing a written notice of revocation to Dave’s Corporate Secretary at Dave Inc., 1265 South Cochran Avenue, Los Angeles, CA 90019 prior to your shares being voted; or
•
participating in the Annual Meeting and voting electronically online at www.virtualshareholdermeeting.com/DAVE2023. Participation alone at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically vote during the meeting online at www.virtualshareholdermeeting.com/DAVE2023.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Q:	How can I attend the Annual Meeting?
A:
There is no physical location for the Annual Meeting. You are invited to attend the Annual Meeting by participating online if you are a stockholder of record or a street name stockholder as of    , 2023, the Record Date. See, “How can I participate in the Annual Meeting?” below for more details. Please be aware that participating in the Annual Meeting will not, by itself, revoke a proxy. See, “Can I change my vote or revoke my proxy?” above for more details.

Q.	How can I participate in the Annual Meeting?
A:
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend and participate in the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/DAVE2023. You will also be able to vote your shares electronically at the Annual Meeting. To participate and vote in the Annual Meeting, you will need the control number included on your voting instructions or proxy card.

The meeting webcast will begin promptly at    a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at    a.m., Pacific Time, and you should allow ample time for the check-in procedures. We plan to have a webcast replay which will be posted to the Investor Relations section of our website, which is located at investors.dave.com.

Q:	Can I submit questions prior to the meeting?
A:
Yes, following the meeting, there will be an informal Q&A period as time permits. As a stockholder, you may submit questions to the Company in writing prior to 5:00 p.m., Eastern Time on     , June    , 2023, by visiting our website at investors.dave.com (which will be available approximately two weeks before the meeting), and following the instructions provided.

Q:	What if during check-in or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
A:
If you encounter any technical difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number posted at www.virtualshareholdermeeting.com/DAVE2023. Technical support will be available starting at    a.m., Pacific Time on June    , 2023.

Q:	How can I get electronic access to the proxy materials?
A:	You may view our proxy materials for the meeting and instruct us to send our future proxy materials to you electronically by email at www.proxyvote.com.
If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Q:	Is there a list of stockholders entitled to vote at the Annual Meeting?
A:
The names of stockholders of record entitled to vote will be available for inspection by stockholders of record for ten (10) days prior to the meeting. If you are a stockholder of record and want to inspect the stockholder list, please send a written request to our Corporate Secretary through our website at investors.dave.com to arrange for electronic access to the stockholder list.

Q:	Who will tabulate the votes?
A:	John Ricci, our General Counsel, will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.
Q:	Where can I find the voting results of the Annual Meeting?
A:
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are Dave stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Dave that you no longer wish to participate in householding.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (i) notify your broker, (ii) direct your written request to: Investor Relations, Dave Inc., 1265 South Cochran Avenue, Los Angeles, California 90019 or (iii) contact our Investor Relations department through our website at investors.dave.com. Stockholders who receive multiple copies of the Proxy Statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.
Q:	What if I have questions about my Dave shares or need to change my mailing address?
A:
You may contact our transfer agent, Continental Stock Transfer & Trust Company, by telephone at (212) 509-4000, through its website at www.continentalstock.com or by U.S. mail at 1 State Street, 30th Floor, New York, NY 10004, if you have questions about your Dave shares or need to change your mailing address.

Q:	Who is soliciting my proxy and paying for the expense of solicitation?
A:
The proxy for the Annual Meeting is being solicited on behalf of our board of directors. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor. If you choose to access the proxy materials or vote via the Internet or by phone, you are responsible for any Internet access or phone charges you may incur.

Q:
What are the requirements to propose actions to be included in our proxy materials for next year’s annual meeting of stockholders, or our 2024 Annual Meeting, or for consideration at our 2024 Annual Meeting?

A:	Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2024 Annual Meeting:
Our amended and restated bylaws provide that stockholders may present proposals for inclusion in our proxy statement by submitting their proposals in writing to the attention of our Corporate Secretary at our principal executive office. Our current principal executive office is located at 1265 South Cochran Avenue, Los Angeles, CA 90019. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. In order to be included in the proxy statement for our 2024 Annual Meeting, stockholder proposals must be received by our Corporate Secretary no later than January    , 2024 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.
Requirements for Stockholder Proposals to be presented at our 2023 Annual Meeting:
Our amended and restated bylaws provide that stockholders may present proposals to be considered at an annual meeting by providing timely notice to our Corporate Secretary at our principal executive office. To be timely for our 2024 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive office:
•	not earlier than the close of business on February , 2024, and
•	not later than the close of business on March , 2024.
If we hold our 2024 annual meeting of stockholders more than 30 days before or more than 60 days after     , 2024 (the one-year anniversary date of the Annual Meeting), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by our Corporate Secretary at our principal executive office:
•	not earlier than the close of business on the 120th day prior to such annual meeting, and
•
not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.

A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our amended and restated bylaws. If a stockholder who has notified Dave of such stockholder’s intention to present a proposal at an annual meeting does not appear to present such stockholder’s proposal at such meeting, Dave does not need to present the proposal for vote at such meeting.
In addition, stockholders who intend to solicit proxies in support of director nominees other than those nominees nominated by the Company must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
We have a strong commitment to good corporate governance practices. These practices provide an important framework within which our board of directors, its committees and our management can pursue our strategic objectives in order to promote the interests of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of our Company. Our Corporate Governance Guidelines are available without charge on the Investor Relations section of our website, which is located at investors.dave.com by clicking on “Documents & Charters” in the “Corporate Governance” section of our website. Our Corporate Governance Guidelines are subject to modification from time to time by our board of directors pursuant to the recommendations of our nominating and corporate governance committee.
Board Leadership Structure
Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its Chairperson in any way that it considers in the best interests of our Company, and that our nominating and corporate governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors with respect thereto as appropriate. In addition, our Corporate Governance Guidelines provide that, when the positions of Chairperson and Chief Executive Officer are held by the same person, our board of directors will designate a Lead Independent Director. We established a Lead Independent Director role with broad authority and responsibility, as described further below. The independent members of the board of directors also meet in executive session without management, which enhances the benefit of having the perspective of independent directors. The Lead Independent Director chairs these meetings.
Jason Wilk is the Chairperson of our board of directors and our Chief Executive Officer. This allows the board of directors to benefit from Mr. Wilk’s in-depth knowledge of our business and industry, and his ability to effectively identify strategic priorities and formulate and implement strategic initiatives. Mr. Wilk founded and has led Dave since its inception. As Chief Executive Officer, Mr. Wilk is also intimately involved in our day-to-day operations and is thus in a position to elevate the most critical business issues for consideration by the board of directors. The board of directors believes that Mr. Wilk’s strategic vision for the business, his in-depth knowledge of our operations, and his experience serving as the Chairperson of the board and Chief Executive Officer since Legacy Dave’s inception make him well qualified to serve as both Chairperson of the board and Chief Executive Officer. Our independent directors bring experience, oversight and expertise from outside of our Company, while Mr. Wilk brings company-specific experience and expertise. Our board of directors believes that Mr. Wilk’s combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders. Accordingly, our board of directors has determined that the combined role of Chairperson and Chief Executive Officer with a strong Lead Independent Director provides balance and is the best leadership structure for us at the current time and is in the best interests of our Company and our stockholders.
Lead Independent Director
On January 5, 2022, our board of directors appointed Brendan Carroll to serve as our Lead Independent Director. The responsibilities of the Lead Independent Director include:
•	presiding at executive sessions of independent directors;
•	serving as a liaison between the Chairperson and the independent directors;
•	consulting with the Chairperson regarding the information sent to our board of directors in connection with its meetings;

•	having the authority to call meetings of our board of directors and meetings of the independent directors;
•	being available under appropriate circumstances for consultation and direct communication with stockholders;
•	encouraging direct dialogue between all directors (particularly those with dissenting views) and management; and
•	performing such other functions and responsibilities as requested by our board of directors from time to time.
Our Board of Directors’ Role in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Although our board of directors does not have a standing risk management committee, it administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. Areas of focus include economic, operational, financial (accounting, credit, investment, liquidity and tax), competitive, legal, regulatory, cybersecurity, privacy, compliance and reputational risks, and more recently, risk exposures related to COVID-19. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our board of directors and to our personnel who are responsible for risk assessment and information about the identification, assessment and management of critical risks, and our management’s risk mitigation strategies.
Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. The audit committee also monitors compliance with legal and regulatory requirements and assists our board of directors in fulfilling its oversight responsibilities with respect to risk management, including risks related to cybersecurity. Our nominating and corporate governance committee assesses risks related to our corporate governance practices, the independence of our board of directors and monitors the effectiveness of our governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.
Independence of Directors; Controlled Company Exemption
Our board of directors has determined that each of the members of our board of directors other than Mr. Wilk and Ms. Mitchell is “independent” as defined under the listing rules of Nasdaq, and our board of directors consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. As Chief Executive Officer of the Company, Mr. Wilk is not an independent director, as defined by SEC rules and Nasdaq listing rules. Ms. Mitchell serves as Managing Partner of Mitchell Sandler LLC, a law firm that in 2020 and 2021 received payments from the Company that exceeded $200,000. As such, Ms. Sandler is not an independent director under SEC rules and Nasdaq listing rules.
Mr. Wilk controls a majority of the voting power of our outstanding capital stock. As a result, we are a “controlled company” under Nasdaq rules. As a controlled company, we are exempt from certain Nasdaq corporate governance requirements, including those that would otherwise require our board of directors to have a majority of independent directors and require that we establish compensation and nominating and corporate governance committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees for directors are determined or recommended to the board of directors by the independent members of the board of directors. We will be entitled to rely on these exemptions for as long as we are considered a “controlled company,” and to the extent we rely on one or more of these exemptions, holders of our capital stock will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.
Committees of Our Board of Directors
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available on the Investor Relations section of our website, which is located at investors.dave.com by clicking on “Documents & Charters” in the “Corporate Governance” section of our website. Members serve on these committees until (i) they resign from their respective committee, (ii) they no longer serve as a director or (iii) as otherwise determined by our board of directors.
Audit Committee
Our audit committee is comprised of Brendan Carroll, Dan Preston and Michael Pope, each of whom meets the requirement for independence and financial sophistication under current Nasdaq listing standards and SEC rules and regulations, including Rule 10A-3. Mr. Pope serves as chair. In addition, Messrs. Pope and Carroll qualify as “audit committee financial experts” as defined in applicable SEC rules. The audit committee’s responsibilities include, among other things:
•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•	reviewing the adequacy of our system of internal controls and the disclosure regarding such system of internal controls contained in our periodic filings;
•	pre-approving all audit and permitted non-audit services and related engagement fees and terms for services provided by our independent auditors;
•	reviewing with our independent auditors their independence from management;
•	reviewing, recommending and discussing various aspects of the financial statements and reporting of the financial statements with management and our independent auditors; and
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
The audit committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq, and which is available on our website at https://investors.dave.com/corporate-governance/documents-charters. All audit services to be provided to us and all permissible non-audit services, to be provided to us by our independent registered public accounting firm will be approved in advance by the audit committee. In the fiscal year ended December 31, 2022, the audit committee held six meetings.
Compensation Committee
Our compensation committee is comprised of Dan Preston and Andrea Mitchell. Mr. Preston serves as chair. Mr. Preston meets the requirement for independence under current Nasdaq listing standards and SEC rules and regulations and is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee is responsible for, among other things:
•	setting the compensation of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviewing and approving the compensation of the other executive officers of the Company;
•	reviewing on a periodic basis and making recommendations regarding non-employee director compensation to the board of directors;
•	reviewing on a periodic basis and discussing with the Chief Executive Officer and the board of directors regarding the development and succession plans for senior management positions;
•	administering our cash and equity-based incentive plans that are stockholder-approved and/or where participants include our executive officers and directors; and
•	providing oversight of and recommending improvements to our overall compensation and incentive plans and benefit programs.
The compensation committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq, and which is available on our website at https://investors.dave.com/corporate-governance/documents-charters. The charter gives the committee the authority to form, and delegate authority to, one or more subcommittees, comprised of one for more Committee members, which subcommittee(s) shall have the responsibilities and authority delegated to them, including, if so designated, the full responsibility and authority of the Committee with respect to delegated matters, unless otherwise prohibited by applicable laws or listing standards. The charter also gives the committee authority to delegate to one or more officers of the Company, any of its responsibilities and authority that do not relate to the amount or form of compensation of “officers” as defined in Section 16, including its responsibilities and authority related to the administration of compensation and incentive plans and benefits programs. The charter provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC. In the fiscal year ended December 31, 2022, the compensation committee held five meetings.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is comprised of Michael Pope, Brendan Carroll, Andrea Mitchell and Teresa Aragones. Mr. Pope serves as chair. Mr. Pope, Mr. Carroll and Ms. Aragones each meet the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. The nominating and corporate governance committee is responsible for, among other things:
•	identifying, evaluating and making recommendations to the board of directors regarding nominees for election to the board of directors and its committees;
•	developing and making recommendations to the board of directors regarding corporate governance guidelines and matters;
•	overseeing our corporate governance practices;
•	reviewing our code of business conduct and ethics and approving any amendments or waivers on a periodic basis;
•	overseeing the evaluation and the performance of the board of directors and individual directors; and
•	contributing to succession planning.
The nominating and corporate governance committee operates under a written charter, which satisfies the applicable rules of the SEC and the Nasdaq listing standards and is available on our website at https://investors.dave.com/corporate-governance/documents-charters. In the fiscal year ended December 31, 2022, the nominating and corporate governance committee held one meeting.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee is or has been at any time one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee (or other board of directors or committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of the board or compensation committee.
Board and Committee Meetings and Attendance
During the year ended December 31, 2022, the board met eight times. All members of our board of directors attended at least 75% of the meetings of the board and the committees of the board on which such member served that were held during the fiscal year ended December 31, 2022.
While we do not have a formal policy regarding attendance by members of our board of directors at our annual meetings of stockholders, each director is encouraged to attend. Four of the then five incumbent directors attended the annual meeting of stockholders in 2022.
Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our chairperson or Lead Independent Director) may do so by letters addressed to the attention of our Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.
The address for these communications is:
Dave Inc.
1265 South Cochran Avenue
Los Angeles, CA 90019
Attn: Corporate Secretary
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our board of directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics is posted on the Investor Relations section of our website, which is located at investors.dave.com by clicking on “Documents & Charters” in the “Corporate Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the location specified above.
Policy Against Hedging
We have adopted a policy that prohibits members of our board of directors and all employees, including “officers” under Section 16 of the Exchange Act, from purchasing any financial instruments (such as prepaid variable forward contracts, equity swaps, collars or exchange funds) or otherwise engaging in any transactions that hedge the risk of Company stock ownership.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of our nominating and corporate governance committee in accordance with its charter, our amended and restated certificate of incorporation and amended and restated bylaws, our Corporate Governance Guidelines and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, our nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates.
The nominating and corporate governance committee considers candidates recommended by stockholders and evaluates such nominees using the same criteria as it does candidates nominated by the nominating and corporate governance committee. Additional information regarding the process for properly submitting stockholder nominations for candidates for nomination to our board of directors is set forth above under “Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2024 Annual Meeting” and “Requirements for Stockholder Proposals to be presented at our 2024 Annual Meeting.”
Director Qualifications
With the goal of developing a diverse, experienced and highly qualified board of directors, our nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.
Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, our Corporate Governance Guidelines and the charters of the committees of our board of directors. When considering nominees, our nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Our board of directors does not have a formal policy with respect to diversity and inclusion; however, it affirms the value placed on diversity within our company. Through the nomination process, our nominating and corporate governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. Further, our board of directors is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new candidates are selected. The brief biographical description of each director set forth in “Proposal One: Election of Directors” below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

Board Diversity Matrix
Board Diversity Matrix as of April 14, 2023
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	1	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	1	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

PROPOSAL ONE: ELECTION OF DIRECTORS
Our board of directors currently consists of six directors and is divided into three classes, with staggered three-year terms, pursuant to our amended and restated certificate of incorporation and our amended and restated bylaws. Directors in Class II will stand for election at the Annual Meeting. The terms of office of directors in Class III and Class I expire at our Annual Meetings of Stockholders to be held in 2024 and 2025, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the Class II nominees named below, who are currently serving as directors in Class II, be elected as a Class II director for a three-year term expiring at our 2026 Annual Meeting of Stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
Shares represented by proxies will be voted “FOR” the election of the nominee named below, unless the proxy is marked to withhold authority to so vote. If the nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. The Class II nominees have consented to being named in this Proxy Statement and to serving if elected. Stockholders may not cumulate votes for the election of directors.
Nominee to Our Board of Directors
The names of each of the nominees, their ages, positions and the start of their service on our board of directors are provided in the table below.
Name	Age	Position	Director Since
Andrea Mitchell	51	Director(2)(3)	January 2022
Dan Preston	38	Director(1)(2)	January 2022
(1)	Member of our audit committee
(2)	Member of our compensation committee
(3)	Member of our nominating and corporate governance committee
Andrea Mitchell. Ms. Mitchell serves as a member of the board of directors of the Company. Ms. Mitchell joined Dave as a director upon the closing of the Business Combination. Ms. Mitchell is the Managing Partner and a founding member of Mitchell Sandler LLC, a nationally recognized law firm in banking and finance law, since May 2019. Prior to joining Mitchell Sandler, Ms. Mitchell was a partner at the law firm of BuckleySandler from January 2011 to April 2019, which she joined in April 2009 as an associate. Prior to BuckleySandler, Ms. Mitchell served as Counsel in the Legal Division at the Federal Reserve Board from September 2007 to April 2009, where she worked on numerous consumer regulations, advised supervised entities on queries related to consumer protection statutes, and participated in several interagency task forces. Ms. Mitchell received her J.D. from American University and a bachelor’s degree in political science from the University of Wisconsin-Madison. We believe that Ms. Mitchell’s professional experience and legal acumen qualify her to serve as a director.
Dan Preston. Mr. Preston serves as a member of the board of directors of the Company. Mr. Preston joined Dave as a director upon the closing of the Business Combination. Mr. Preston has served as the Chief Executive Officer and Director of Metromile, an automobile insurance company offering usage-based insurance policies, since 2014, where he previously served as Chief Technology Officer since joining in 2013. Prior to joining Metromile, Mr. Preston was the co-founder and Chief Technology Officer of AisleBuyer, a mobile retail innovator that was acquired by Intuit in April 2012. Mr. Preston received a bachelor’s degree in Computer Science from Brandeis University and a master’s degree in Computer Science with a specialization in Artificial Intelligence, Machine Learning and Computer Vision from Stanford University. We believe that Mr. Preston’s experience in innovative and growing technology companies qualifies him for service on our board of directors.

Continuing Directors
The names of the directors who are serving for terms that end following the Annual Meeting, their ages, positions and the starts of service on our board of directors are provided in the table below.
Name	Age	Position	Director Since
Class I Directors:
Michael Pope	56	Director(1)	January 2022
Teresa Aragones	53	Director(2)	August 2022

Class III Directors:
Jason Wilk	37	Chief Executive Officer and Director	January 2022
Brendan Carroll	45	Director(1)(2)	January 2022
(1)	Member of our audit committee
(2)	Member of our nominating and corporate governance committee
(3)	Member of our compensation committee
Teresa “Tesa” Aragones. Ms. Aragones has served as a member of the board of directors of the Company since August 2022. She has more than two decades of brand marketing, digital branding and digital innovation experience. Throughout her career, she has worked for some of the most iconic brands and industry leaders, including Nike, Volkswagen, Apple, XBOX, Bacardi, Universal Studios, and more. She is currently the President, North America for AKQA, a leading global design and innovation agency. She previously served as Chief Marketing Oﬃcer at Discord, Inc. from September 2020 to November 2021 and Visual Supply Company (“VSCO”) from May 2018 to April 2020. Prior to that, she served in various Director-level marketing roles at Nike, Inc. (NYSE: NKE), most recently as the Senior Brand Director Global, Women’s Training. Prior to Nike, she was Managing Partner in Digital Branding and Innovation at David & Goliath. Prior to that, she served in various roles at Volkswagen Group of America, Inc., with her latest role being Director of Media and Interactive Marketing. Since October 2021, she has been a member of the board of directors of Tilly’s Inc. (NYSE: TLYS) a publicly traded company and a destination specialty retailer of casual apparel, footwear, accessories and hardgoods. Since January 2023, she has been a board member of Polaroid, a privately held photography company. She is on the Board of Advisors for ChangeUp, Encantos and Unbias. She is also an Advisor, Adjunct Speaker at Stanford Community College, part of the Stanford Design School designed for and by brown and black community members. Ms. Aragones is a contributing writer for AdWeek and has been awarded Ad Age’s Top 40 Marketers Under 40, Forbes CMO, AdWeek CMO, and Business Insider CMO. We believe Ms. Aragones is qualified to serve as a director based on her extensive marketing and branding experience with globally recognized brands, which allows her to contribute relevant operational, financial and strategic planning insights to our board.
Brendan Carroll. Mr. Carroll serves as a member of the board of directors of the Company. Mr. Carroll joined Dave as a director upon the closing of the Business Combination under the terms of the Business Combination Agreement. Mr. Carroll is a Senior Partner at Victory Park Capital Advisors, LLC (“Victory Park”), which he co-founded in 2007. He is responsible for strategic initiatives and firm operations in addition to sourcing, evaluating and executing investment opportunities. Mr. Carroll also oversees marketing, fundraising, business development and investor relations for the firm. Mr. Carroll has served as member of the board of directors of Victory Park portfolio company, johnnie-O, since 2015, and has served as a member of the board of directors and as the Co-Chief Executive Officer of each of VPC Impact Acquisition Holdings II (Nasdaq: VPCB), a special purpose acquisition company founded by an affiliate of Victory Park, and VPC Impact Acquisition Holdings III, Inc. (NYSE: VPCC), a special purpose acquisition company founded by an affiliate of Victory Park, since January 2021. From 2005 to 2007, Mr. Carroll was a member of the Solutions Group at Magnetar Capital LLC, where he specialized in direct financings to lower middle market companies. He has held various investment banking positions at William Blair and Robertson Stephens, specializing in corporate finance and mergers and acquisitions. Mr. Carroll received a B.A. in government from Georgetown University and an M.B.A. from Harvard Business School. Mr. Carroll is a member of the Finance Council of the Archdiocese of Chicago and previously served on the Board of Regents at Georgetown University. He is also a director on the board of the Ann & Robert H. Lurie Children’s Hospital of Chicago and is also a member of the board’s Finance Committee. We believe that Mr. Carroll’s extensive management and professional experience in the finance industry qualify him to serve as a director.

Michael Pope. Mr. Pope serves as a member of the board of directors of the Company. Mr. Pope joined Dave as a director in January 2022. Mr. Pope served as Chief Financial Officer and Senior Vice President at Shutterfly, Inc. from October 2015 until his retirement in November 2019. He has over 25 years of financial experience having served as Chief Financial Officer at numerous technology companies, including Clean Power Finance, Inc., MarketTools Inc., Network General Corporation, DigitalThink, Inc. and Dionex Corporation. He previously served as a member of the board of directors and audit committee chairman at both Arlo Technologies, Inc. and Dionex Corporation. Mr. Pope holds a B.A. in Quantitative Economics from Stanford University and an M.B.A. from the Haas School of Business at the University of California at Berkeley. We believe that Mr. Pope is qualified to serve as a director because of his extensive financial experience and his deep familiarity with the technology industry.
Jason Wilk. Mr. Wilk has served as Chief Executive Officer since the closing of the Business Combination. Mr. Wilk is the co-founder and has served as Chief Executive Officer of Dave since May 2016. Mr. Wilk has over 15 years of experience building digital companies. Prior to Dave, from October 2009 to July 2016, Mr. Wilk founded and served as Chief Executive Officer of AllScreen, an Inc 5000 top 20 technology platform that enabled large media outlets to syndicate their digital content to over 500 publishers. AllScreen was backed by leading investors Y Combinator and Mark Cuban before being acquired in 2015. Mr. Wilk began his career as the founder and Chief Executive Officer of 1DaySports.com, one of the first flash sale websites, which was acquired in 2008. Mr. Wilk holds a B.B.A. from Loyola Marymount University, College of Business Administration where he studied international business and technology. We believe that Mr. Wilk is qualified to serve as a director because of his in-depth knowledge of our business and industry, and his ability to effectively identify strategic priorities and formulate and implement strategic initiatives.
Family Relationships
There are no family relationships among any of our directors and executive officers.
Director Compensation
Director Compensation Table
The following table provides information concerning compensation awarded to, earned by and paid to each person who served as a non-employee member of our board of directors during the fiscal year ended December 31, 2022. Mr. Wilk is not included in the table below, as he is employed as our Chief Executive Officer, and receives no compensation for his service as a director. The compensation received by Mr. Wilk as an employee is shown in “Executive Compensation-Summary Compensation Table” below.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Option Awards ($)(4)	All Other Compensation ($)	Total ($)
Teresa Aragones(1)	$13,883	$248,535	—	—	$262,418
Brendan Carroll	$68,233	$184,054	—	—	$252,287
Andrea Mitchell	$45,489	$184,054	—	—	$229,543
Michael Pope(2)	$50,417	$184,054	—	—	$234,471
Dan Preston	$58,344	$184,054	—	—	$242,398
Charles Paul(3)	—	—	—	—	—
(1)	Ms. Aragones was appointed as a director of the Company effective as of August 23, 2022.
(2)	Mr. Pope was appointed as a director of the Company effective as of January 31, 2022.
(3)	Mr. Paul resigned as a director of the Company effective as of January 27, 2022.
(4)	Our non-employee directors held the following number of restricted stock units and stock options as of December 31, 2022:
Name	Shares Subject to Outstanding Restricted Stock Units	Shares Subject to Outstanding Stock Options
Brendan Carroll	1,634	—
Andrea Mitchell	1,634	—
Michael Pope	1,634	—
Dan Preston	1,634	24,125
Charles Paul	—	—
Teresa Aragones	15,754	—

Non-Employee Director Compensation Arrangements
Prior to January 31, 2022, we did not have a formal policy to compensate our non-employee directors. On January 26, 2018, Dan Preston received a stock option grant to purchase 24,124 shares of Legacy Dave Class A common stock, as adjusted for the 32-for-1 reverse stock split effected on January 5, 2023. The option became fully vested and exercisable on October 6, 2019.
Effective January 31, 2022, in connection with the closing of the Business Combination, we adopted our Outside Director Compensation Policy, or the Director Compensation Policy, pursuant to which we pay each non-employee director annual cash retainers and equity awards, as further described below.
Pursuant to the Director Compensation Policy, each non-employee director is entitled to receive an annual cash retainer for service on the board of directors and an additional annual cash retainer for service on each committee on which the non-employee director is a member. Our Lead Independent Director and the chair of each committee will receive higher annual cash retainers for such service. All annual cash retainers are paid quarterly in arrears. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors of which the non-employee director is a member are as follows:
Annual Board Member Service Retainer
•	All Non-Employee Directors: $35,000
•	Non-Employee Director serving as Chair: $35,000 (in addition to above)
•	Non-Employee Director serving as Lead Independent Director: $20,000 (in addition to above)
Annual Committee Member Service Retainer
•	Member of the Audit Committee: $10,000
•	Member of the Compensation Committee: $7,000
•	Member of the Nominating and Corporate Governance Committee: $4,000
Annual Committee Chair Service Retainer (in lieu of Annual Committee Member Service Retainer)
•	Chair of the Audit Committee: $20,000
•	Chair of the Compensation Committee: $14,000
•	Chair of the Nominating and Corporate Governance Committee: $8,000
The Director Compensation Policy provides that at each annual stockholder meeting following a non-employee director’s appointment to the board of directors and subject to such non-employee director’s service on the board of directors since December 31st of the calendar year prior to such annual meeting, each non-employee director will be granted an additional restricted stock unit award with a grant date value of $165,000, which will vest in full upon the earlier of the first anniversary of the date of grant or the next annual stockholder meeting, prorated for partial quarters of service (including the initial quarter of service), subject to the applicable non-employee director’s continuous service through the applicable vesting date.
Notwithstanding the foregoing, for each non-employee director who remains in continuous service as a member of our board of directors until immediately prior to the consummation of a change in control of our Company, any unvested portion of an equity award granted in consideration of such non-employee director’s service as a member of our board of directors will vest in full immediately prior to, and contingent upon, the consummation of a change in control of our Company.
The Director Compensation Policy previously provided that upon initial election or appointment to our board, a non-employee director would be granted a restricted stock unit award, as determined by the board of directors, with a grant date value of $330,000, which would vest in three equal annual installments beginning on the first anniversary of the date of grant, subject to the applicable non-employee director’s continuous service through each applicable vesting date (each an “Initial Equity Grant”). On February 21, 2023, the Compensation Committee approved an amendment to the Director Compensation Policy, pursuant to which non-employee directors will no longer automatically receive an Initial Equity Grant upon initial election or appointment to our board.

Our board of directors will have discretion to grant additional equity awards to certain non-employee directors for services to the Company that exceed the expectations for a non-employee director or for other circumstances determined to be appropriate by our board of directors. We also reimburse our directors for their reasonable out-of-pocket expenses in connection with attending meetings of our board of directors and committees.
The non-employee director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR THE
ELECTION OF THE CLASS II DIRECTORS SET FORTH IN THIS PROPOSAL ONE.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Change in Our Independent Registered Accounting Firm in June 2022
On June 7, 2022, our audit committee approved the engagement of Deloitte & Touche LLP (“Deloitte”), subject to completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter, as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2022. Deloitte replaced Moss Adams LLP (“Moss Adams”) our independent registered public accounting firm for the fiscal year ended December 31, 2021. The audit committee approved the dismissal of Moss Adams. Moss Adams was notified of the dismissal on June 8, 2022. Moss Adams continued to be engaged by the Company to perform limited review and audit procedures relating to their previously completed audit of the Company’s financial statements for the year ended December 31, 2021.
Moss Adams’ report on our consolidated financial statements for the years ended December 31, 2021 and December 31, 2020, did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the audit of the Company’s December 31, 2021 and 2020 financial statements, Moss Adams communicated the following, which noted deficiencies in internal control over financial reporting, which were considered to be material weaknesses:
The Company did not design and maintain certain formal accounting policies, procedures, and internal controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including internal controls over the period-end financial reporting process addressing financial statement and footnote presentation and disclosures, account reconciliations, and journal entries. Additionally, the lack of a sufficient number of accounting and finance professionals resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of the Company’s financial reporting objectives, as demonstrated by, amongst other things, insufficient segregation of duties within the finance and accounting functions.
The Company did not design and maintain effective controls over information technology (“IT”) general controls for information systems that are relevant to the preparation of its financial statements, specifically, with respect to: (i) program change management controls to ensure that IT program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately; (ii) user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate company personnel; and (iii) computer operations controls to ensure that critical batch jobs are monitored and data backups are authorized and monitored.
Despite the material weaknesses, which had not been remediated as of December 31, 2021, the Company believes that the consolidated financial statements for the year ended December 31, 2021 included in the Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on March 25, 2022 present, in all material respects, the Company’s financial position, results of operations, changes in stockholders’ equity, and cash flows for the periods presented in conformity with U.S. generally accepted accounting principles.
During the years ended December 31, 2021 and 2020 and the subsequent interim period preceding Moss Adams’ dismissal, there were:
(i)
no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) with Moss Adams on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moss Adams, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and

(ii)	other than the material weaknesses communicated above, no reportable events (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).
We provided Moss Adams with a copy of the disclosures we made pursuant to Item 4.01 in our Current Report on Form 8-K filed with the SEC on June 13, 2022, and requested that Moss Adams furnish a letter addressed to the SEC, which is filed as Exhibit 16.1 to such Current Report on Form 8-K, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.

Decision to Engage Deloitte
In reaching the decision to select and appoint Deloitte, the audit committee performed an extensive review process, including consideration of the firm’s extensive industry experience, expansive global network and understanding of our business and ability to enable a seamless transition.
During the years ended December 31, 2021 and 2020, and the subsequent interim period through June 7, 2022, neither we nor anyone on our behalf consulted with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to us by Deloitte that Deloitte concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
Appointment of Deloitte
Our audit committee selected Deloitte as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2022. For the fiscal year ending December 31, 2023, our audit committee has again selected Deloitte to perform the audit of our consolidated financial statements and recommends that our stockholders vote for the ratification of such selection. The ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the number of votes cast “FOR” and “AGAINST” the proposal. In the event that Deloitte is not ratified by our stockholders, the audit committee will review its future selection of Deloitte as our independent registered public accounting firm.
Representatives of Deloitte are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.
Previous Change in Independent Registered Public Accounting Firm in January 2022
Dismissal of WithumSmith+Brown, PC
In connection with the closing of the Business Combination on January 5, 2022, WithumSmith+Brown, PC. (“WithumSmith”), was dismissed as VPCC’s independent registered accounting firm. This decision was approved by our board of directors.
The report of WithumSmith, independent registered public accounting firm, dated March 25, 2022, on our financial statements as of December 31, 2021, and for the period from January 14, 2021 (inception) through December 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles. During the period of WithumSmith’s engagement by us, during the period from January 14, 2021 (inception) to December 31, 2021, there were no disagreements with WithumSmith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WithumSmith, would have caused it to make a reference to the subject matter of the disagreement in connection with its report covering such period. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of WithumSmith’s engagement and the subsequent interim period preceding WithumSmith’s dismissal.
We provided WithumSmith with a copy of the disclosures we made pursuant to Item 4.01 in our Current Report on Form 8-K filed with the SEC on January 11, 2022, and requested that WithumSmith furnish a letter addressed to the SEC, which is filed as Exhibit 16.1 to such Current Report on Form 8-K, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.
Previous Appointment of Moss Adams LLP
In connection with the closing of the Business Combination on January 5, 2022, the board of directors approved the appointment of Moss Adams as our independent registered accounting firm. Moss Adams served as the independent registered accounting firm for Legacy Dave.
During the period from January 14, 2021 (inception) through December 31, 2021, VPCC did not consult Moss Adams regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Deloitte concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).
Independent Registered Public Accounting Firm Fees and Services
As described above, Moss Adams was appointed as our independent registered accounting firm in January 2022, upon the dismissal of WithumSmith. Moss Adams has audited the financial statements of Legacy Dave since 2018. The fees of Moss Adams presented below are not representative of the fees to be billed by Moss Adams for Dave as a public company and are presented solely to provide our stockholders with a basis to understand our historical relationship with Moss Adams.
The following table presents the aggregate fees billed by Deloitte, Moss Adams and WithumSmith to us (including Legacy Dave, in the case of Moss Adams) for the years ended December 31, 2022 and December 31, 2021.
	Year Ended December 31,
	2022	2021(5)	2021(6)
Audit fees(1)	$1,065,500	$477,922	$25,705
Audit related fees(2)	—	1,237,464	—
Tax fees(3)	—	223,871	—
All other fees(4)	—	10,000	—
Total fees	$1,065,500	$1,949,257	$25,705
(1)
Consists of fees for (a) services rendered in connection with the audit of our financial statements, including audited financial statements presented in our Annual Report on Form 10-K (i) for the year ended December 31, 2022 with respect to Deloitte, (ii) for fiscal year ended December 31, 2021 with respect to Moss Adams and for the period from January 14, 2021 (inception) through January 5, 2022, the closing of the Business Combination with respect to WithumSmith; (b) review of the interim financial statements included in our quarterly reports and services normally provided in connection with regulatory filings(i) during the fiscal year ended December 31, 2022 with respect to Deloitte, (b) during the fiscal year ended December 31, 2021 with respect to Moss Adams, and (c) for the period from January 14, 2021 (inception) through January 5, 2022, the closing of the Business Combination with respect to WithumSmith.

(2)
For 2021, represents fees paid to Moss Adams for professional services rendered related to the PCAOB re-audit for the preparation of the Registration Statement on Form S-4 related to the Business Combination.

(3)
For 2021, consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, as well as technical tax advice related to federal and state income tax matters, assistance with sales tax and assistance with tax audits.

(4)	For 2021, represents fees for services related to analysis of the 2021 amendments to the Bank Secrecy Act and the Payment Card Industry audit performed by Moss Adams in 2022.
(5)	Represent fees billed by Moss Adams to Legacy Dave for the year ended December 31, 2021.
(6)	Represents fees billed by WithumSmith for services for the period from January 14, 2021 (inception) through January 5, 2022, the closing of the Business Combination.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The audit committee pre-approved all audit services provided in 2022 by our independent registered public accounting firm. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPROVAL OF PROPOSAL TWO.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
The audit committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022 with management, which has primary responsibility for the consolidated financial statements, and with the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”). The audit committee has also discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC.
The audit committee has received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte the firm’s independence.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Submitted by the Audit Committee
Michael Pope, Chair
Brendan Carroll
Dan Preston

PROPOSAL THREE: APPROVAL OF A REPRICING OF CERTAIN STOCK OPTIONS GRANTED
UNDER THE DAVE INC. 2017 STOCK PLAN
We are seeking stockholder approval of a repricing (the “Option Repricing”) of stock options covering up to a total of 337,053 shares of our common stock granted from December 23, 2019 through March 27, 2021, which currently have per share exercise prices between $22.09 and $23.18 that are held by service providers of the Company as of the date the Option Repricing is approved by our stockholders (the “Repricing Date”). The repricing would only affect stock options held by approximately 75 “service providers” as defined under the 2017 Plan (“Eligible Participants”) other than (x) any current or former member of our board of directors, (y) our Chief Executive Officer and our Chief Financial Officer and (z) former employees or other service providers. To qualify for the benefit, Eligible Participants must hold as of the Repricing Date options that: (i) were issued pursuant to the 2017 Plan, (ii) have a per share exercise price between $22.09 and $23.18, and (iii) are outstanding and unexercised (the “Eligible Options”). On April 20, 2023, the fair market value closing price of our common stock was $5.85 per share.
On April 21, 2023, the board of directors approved, subject to the approval of the stockholders at the Annual Meeting, the repricing of the Eligible Options, as of the Repricing Date, to the volume weighted average per share closing price of the Company’s common stock on The Nasdaq Stock Market for the thirty (30) trading days ending on and including the Repricing Date, rounded up to the nearest penny (the “Repriced Exercise Price”). In approving the Option Repricing, the board of directors considered the impact of the current exercise prices of the stock options on the incentives provided to service providers, the lack of retention value provided by the current stock options, and the impact of such options on the capital structure of the Company. There would be no other changes to our outstanding options under the 2017 Plan. The board of directors has determined that the Option Repricing is in the best interest of the Company and its stockholders. NONE OF OUR DIRECTORS OR EXECUTIVE OFFICERS WILL PARTICIPATE IN THE OPTION REPRICING. IF STOCKHOLDERS DO NOT APPROVE THE OPTION REPRICING, THEN WE WILL NOT INSTITUTE THE OPTION REPRICING DESCRIBED IN THIS PROPOSAL.
Specifics of the Option Repricing
Under the Option Repricing, on the Repricing Date, the Eligible Options held by individuals who are service providers as of the Repricing Date will automatically be repriced to the Repriced Exercise Price without any action on their part. If any holder of an Eligible Option ceases to be a service provider with the Company before the Repricing Date, his or her Eligible Options will not be repriced on the Repricing Date. The following table provides information, as of April 20, 2023, regarding the Eligible Options eligible for the Option Repricing:
Position	Exercise Price of Eligible Options		Number of Shares Underlying Eligible Options	Weighted Average Price of Eligible Options	Weighted Average Remaining Term of Eligible Options (Years)
	From:	To:
Employees (non-executive)	$22.09	$23.18	337,053	$22.91	7.47
Option Repricing
The board of directors has determined that adverse changes in the market price of the Company’s common stock since the Eligible Options were granted could materially interfere with the Company’s efforts to retain the service of its existing service providers. Therefore, the board of directors recommends the Option Repricing to encourage an increasing alignment of service provider interests with those of our stockholders and increased service provider stake in the long-term performance and success of the Company. When the market price for the Company’s common stock is significantly below the applicable exercise price of an option (often referred to as “underwater” or “out-of-the-money”), for example, the board of directors believes that the option holder is not likely to exercise that option and will not have the desired incentive that the option was intended to provide. The Option Repricing, if approved, would benefit approximately 26% of our service providers.

Alternatives Considered
We considered several alternatives in arriving at our proposal, namely:
•
We could do nothing. We are concerned that if we do not improve the Eligible Option holders’ prospects of receiving long-term value from their options, we will undermine their long-term commitment to us, which in turn could limit our ability to successfully implement our business plan. We will also forgo an opportunity to better align their interests with those of our stockholders.

•
We could issue additional options or other types of equity awards. However, this would result in increasing our overhang of outstanding equity awards and lowering our shares available for future grant under our 2017 Plan, and we believe that adjusting already outstanding options would better serve the interests of our stockholders.

•
We considered an exchange of options of less than one for one as a means of offsetting the increase in value resulting from repricing options. Any exchange proposal would have required compliance with tender offer rules and resulted in added costs, complexities and burdens on our resources.

Accounting Treatment of the Option Repricing
Under Financial Accounting Standards Codification Topic 718, we will recognize any incremental compensation cost of the Eligible Options subject to the Option Repricing. We believe that the incremental compensation cost will be measured on the Repricing Date, if any, of the fair value of the repriced Eligible Options immediately following the Option Repricing over the fair value of the Eligible Options immediately prior to the Option Repricing.
Certain U.S. Federal Income Tax Consequences
For purposes of the incentive stock option rules, the repricing of an Eligible Option is treated as a new option granted as of the Repricing Date. The rules concerning the federal income tax consequences with respect to options granted pursuant to the 2017 Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such grants. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.
Incentive Stock Options
No taxable income is reportable when an incentive stock option is granted or exercised, although the exercise may subject the optionee to the alternative minimum tax or may affect the determination of the optionee’s alternative minimum tax (unless the shares are sold or otherwise disposed of in the same year). If the optionee exercises the option and then later sells or otherwise disposes of the shares acquired more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the optionee exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the optionee’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for alternative minimum tax purposes.
Nonqualified Stock Options
No taxable income is reportable when a nonstatutory stock option with a per share exercise price at least equal to the fair market value of a share of the underlying stock on the date of grant is granted to an optionee. Upon exercise, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the exercised shares subject to the option. Any taxable income recognized in connection with an option exercise by a service provider of the Company is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the optionee.

Tax Effect for the Company
We generally will be entitled to a tax deduction in connection with the repriced Eligible Options in an amount equal to the ordinary income realized by the holder at the time the holder recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to “covered employees” within the meaning of Code Section 162(m). Under Code Section 162(m), the annual compensation paid to any of these specified service providers will be deductible only to the extent that it does not exceed $1,000,000.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF A REPRICING OF CERTAIN STOCK OPTIONS GRANTED UNDER THE DAVE INC. 2017 STOCK PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of April 14, 2023 by:
•	each person known by us to be the beneficial owner of more than 5% of the Common Stock;
•	each of our executive officers and directors; and
•	all executive officers and directors of Dave as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of the Dave common stock is based on 11,916,613 shares of common stock outstanding as of April 14, 2023, comprised of 10,402,531 shares of Class A common stock and 1,514,082 shares of Class V common Stock outstanding as of April 14, 2023. Shares of common stock that may be acquired by an individual or group within 60 days of April 14, 2023 pursuant to the exercise of options or warrants that are currently exercisable or exercisable within 60 days of April 14, 2023 are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.
Unless otherwise indicated, the address for each Dave stockholder listed is 1265 South Cochran Avenue, Los Angeles, CA 90019.
Name and Address of Beneficial Owners	Number of shares of Class A Common Stock	%	Number of shares of Class V Common Stock	%	% of Total Voting Power
Five Percent Holders
Norwest Venture Partners XIV, L.P.(1)	582,675	5.6%	—	—	2.3%
Paras Chitrakar	876,002	8.4%	—	—	3.4%
Section 32 Fund 1, LP(2)	2,886,003	27.7%	—	—	11.3%
Current Directors and Named Executive Officers
Jason Wilk(3)	162,152	1.6%	1,514,082	100%	59.9%
Kyle Beilman(4)	235,271	2.3%	—	—	*
Teresa Aragones(5)	—	—	—	—	—
Brendan Carroll(6)	545	*	—	—	*
Andrea Mitchell(7)	545	*	—	—	*
Michael Pope(8)	545	*	—	—	*
Dan Preston(9)	24,670	*	—	—	*
All executive officers and directors as a group (7 individuals)	423,728	4.0%	1,514,082	100%	60.9%
*	Less than one percent.
(1)
Based on a Schedule 13G filed on February 14, 2023. Held of record by Norwest Venture Partners XIV, L.P. The general partner of Norwest Venture Partners XIV, L.P. is Genesis VC Partners XIV, LLC. The managing member of Genesis VC Partners XIV, LLC is NVP Associates, LLC. Promod Haque, Jeffrey Crowe and Jon Kossow are co-chief executive officers of NVP Associates, LLC. Each of these individuals has shared voting and investment power over the shares held by Norwest Venture Partners XIV, L.P. The address of Norwest Venture Partners XIV, L.P. is 1300 El Camino Real, Suite 200, Menlo Park, CA 94025.

(2)
Based on a Form 4 filed with the SEC on October 4, 2022. The general partner of Section 32 Fund 1, LP is Section 32 GP 1, LLC. The general partner of Section 32 Fund 1, LP, may be deemed to have shared voting and dispositive power over the shares held by Section 32 Fund 1, LP. William J. Maris is the managing member of Section 32 GP 1, LLC and, therefore, Mr. Maris may be deemed to have shared voting and dispositive power over the shares held by Section 32 Fund 1, LP and may be deemed to be the beneficial ownership of all shares held by Section 32 Fund 1, LP. The address for all entities and individuals affiliated with Section 32 Fund 1, LP is 171 Main St. #671, Los Altos, CA 94022.

(3)
Consists of (a) 111,145 directly held shares of Class A common stock, (b) 47,882 shares of Class A common stock indirectly held through the Kiel Family Trust under the Briana Kiel 2021 Irrevocable Trust, and (c) 3,125 RSUs that will vest within 60 days of April 14, 2023.

(4)
Consists of (a) 197,669 shares of Class A common stock, (b) 28,884 shares of Class A common stock issuable upon exercise of options within 60 days of April 14, 2023, and (c) 8,718 shares of Class A common stock underlying RSUs granted pursuant to the 2021 Plan that will vest within 60 days of April 14, 2023.

(5)	Includes RSUs that will vest within 60 days of April 14, 2023.
(6)	Includes RSUs that will vest within 60 days of April 14, 2023.
(7)	Includes RSUs that will vest within 60 days of April 14, 2023.
(8)	Includes RSUs that will vest within 60 days of April 14, 2023.
(9)	Consists of 24,125 shares of Class A common stock issuable upon exercise of options within 60 days of April 14, 2023. Also includes RSUs that will vest within 60 days of April 14, 2023.

EXECUTIVE OFFICERS
Our executive officers and their ages as of April 14, 2023 and positions with Dave are provided in the table below and in the additional biographical descriptions set forth in the text below the table.
Name	Age	Position
Jason Wilk	37	Chief Executive Officer, President and Director
Kyle Beilman	35	Chief Financial Officer and Secretary
Our board of directors chooses our executive officers, who then serve at the discretion of our board of directors.
Jason Wilk. For a brief biography of Mr. Wilk, please see “Proposal One: Election of Directors-Continuing Directors.”
Kyle Beilman. Mr. Beilman has served as Chief Financial Officer and Secretary since the closing of the Business Combination and prior to the Business Combination served as Legacy Dave’s Chief Financial Officer since January 2021 and between July 2017 to October 2019. From October 2019 to January 2021, Mr. Beilman served as Legacy Dave’s Chief Operating Officer Since January 2021, Mr. Beilman has served as Vice President of Dave OD Funding I, LLC, a wholly owned subsidiary of Dave (“Dave OD”). Prior to joining Legacy Dave, Mr. Beilman worked in corporate strategy at Red Bull from January 2016 to July 2017. Prior to Red Bull, Mr. Beilman worked in investment banking focused on mergers and acquisitions at Centerview Partners from August 2013 to January 2016 and Moelis & Company from May 2012 to August 2013. Mr. Beilman holds a B.S. from the University of Southern California Marshall School of Business.
EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our named executive officers who appear in the “2022 Summary Compensation Table” below. In 2022, the “named executive officers” and their positions with Dave were as follows:
•	Jason Wilk: Chief Executive Officer
•	Kyle Beilman: Chief Financial Officer and Secretary
2022 Summary Compensation Table
The following table sets forth information concerning the compensation of the named executive officers for each of the last two fiscal years during which such individuals were determined to be named executive officers.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jason Wilk Chief Executive Officer	2022	$425,387	$106,250	—	—	$106,250	$16,450(4)	$654,337
	2021	$384,719	—	—	$10,508,000	$100,675	$13,654(4)	$11,007,048

Kyle Beilman Chief Financial Officer	2022	$425,319	$79,688	$12,575,175	—	$79,688	$13,796(4)	$13,173,666
	2021	$371,154	—	—	—	$67,117	$14,231(4)	$452,502
(1)	Represents a discretionary bonus equal to 25% of the named executive officer’s 2022 target bonus opportunity.
(2)
Stock awards and option awards are reported at aggregate grant date fair value in the year granted, as determined in accordance with the provisions of FASB ASC Topic 718. For the assumptions used in valuing these awards for purposes of computing this expense for 2022 and 2021, please see Note 18 of the consolidated financial statements that appear in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 13, 2023and Note 14 of the Dave financial statements for the year ended December 31, 2021 attached as Exhibit 99.1 to the Amended Current Report on Form 8-K filed with the SEC on March 25, 2022.

(3)
Represents the annual performance cash bonus that, in each case, was earned by the named executive officers for the applicable year of service based on actual performance. Actual performance for the 2022 fiscal year was achieved at 25% of target performance. Actual performance for the 2021 fiscal year was achieved at 67.12% of target performance.

(4)	Represents Company matching contributions to the named executive officer’s contributions to the Company’s 401(k) plan.

Salaries
In fiscal year 2022, Mr. Wilk and Mr. Beilman each received an annual base salary of $425,000 to compensate them for services rendered to the Company. In fiscal year 2021, Mr. Wilk and Mr. Beilman received an annual base salary of $384,719 and $371,154, respectively, to compensate them for services rendered to the Company. The base salary payable to each of Mr. Wilk and Mr. Beilman was intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
2022 Fiscal Year Bonuses
In fiscal year 2022, Mr. Wilk and Mr. Beilman were eligible to earn annual cash bonuses targeted at $425,000 and $318,750, respectively, under the Company’s Executive Incentive Bonus Plan based on the Company’s achievement of established performance metrics with weighting as follows: Non-GAAP Operating Revenue (35%), Non-GAAP Variable Profit Margin (35%), Q4 Average Monthly Transacting Members (25%) and Q4 Member Contract Rate (15%).
Non-GAAP operating revenue was calculated using GAAP service and transaction based revenue, adjusted for period-end revenue deferrals and processor costs associated with advance disbursements. Non-GAAP variable profit margin is non-GAAP operating revenue less non-GAAP operating expenses. Non-GAAP operating expenses was calculated using operating expenses, less all advertising and marketing operating expenses, compensation and benefits operating expenses, and certain operating expenses (legal, rent, technology/infrastructure, depreciation, amortization, charitable contributions, other operating expenses, one-time Member account activation costs and non-recurring Dave Banking expenses). Actual performance for the 2022 fiscal year was achieved at 25% of target performance. As a result, annual cash incentive was earned at 25% of target. The actual annual performance cash bonuses awarded to each named executive officer for 2022 performance are set forth above in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”
Further, given the individual performance of many of our named executive officers and certain executive retention considerations, the Compensation Committee determined to award the named executive officers an additional discretionary bonus equal to 25% of their target annual incentive opportunity for 2022. These bonuses are disclosed above in the Summary Compensation Table in the column titled “Bonus.”
Equity Awards
In fiscal year 2022, Mr. Beilman received a grant of 1,902,447 restricted stock units (“RSUs”). The RSUs will vest as to 3/16th of the shares subject to the RSU award on March 1, 2022 and 1/16th of the shares will vest on each three-month anniversary thereafter and will become fully vested on June 1, 2025, subject to his continuous service through each vesting date.
For additional information regarding a stock option grant made to Mr. Wilk in fiscal year 2021, please see the section below titled “Potential Payments Upon Termination or Change in Control-Wilk 2021 Option Grant.”
Dave Inc. 2017 Stock Plan
Dave’s board of directors originally adopted, and Dave’s stockholders approved, the 2017 Plan in 2017. The 2017 Plan provided for the grant of incentive stock options to Dave employees (and employees of any parent or subsidiary of Dave) and for the grant of non-statutory stock options, restricted stock and restricted stock purchase rights to Dave. The Legacy Dave board of directors terminated the 2017 Plan, effective as of the closing of the Business Combination. No new awards will be granted under the 2017 Plan, but previously granted awards will continue to be subject to the terms and conditions of such plan and the stock award agreements pursuant to which such awards were granted.
Benefits
In 2022, the Company provided benefits to its named executive officers on the same basis as provided to all of its employees, including medical, dental, vision, life and AD&D, and short- and long-term disability insurance, flexible spending accounts, vacation and paid holidays. The named executive officers are also eligible to participate in the Company’s 401(k) plan.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding each unexercised stock option or unvested stock award held by each named executive officer as of December 31, 2022, as adjusted for the 32-for-1 reverse stock split which occurred on January 5, 2023.
	Option awards(1)					Stock awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares that have not vested (#)	Market value of shares that have not vested ($)(2)
Jason Wilk	3/3/2021(3)	—	358,001	23.16	3/2/2031	—	—
Kyle Beilman	11/14/2018(4)	27,958	—	1.42	11/13/2028	—	—
	3/3/2020(5)					5,555(6)	51,550
	4/6/2022(7)					37,157	344,817
(1)
All stock options listed above cover shares of Class A common stock following the consummation of the Business Combination and were granted under the 2017 Plan. All stock options listed above are immediately exercisable upon the date of grant pursuant to an early exercise feature.

(2)
This column represents the number of unvested restricted shares or RSUs, as applicable, outstanding as of December 31, 2022, multiplied by $9.28, which is the per share value of our Class A common stock as of December 30, 2022, as adjusted for the 32-for-1 reverse stock split.

(3)
The option grant is subject to a performance-based vesting schedule, with one-third of the option vesting upon the Company’s achievement of a certain stock price milestone and one-twelfth of the option vesting in eight tranches if the Company achieves various other stock price milestones, subject to the option holder’s continuous employment by the Company as Chief Executive Officer, Executive Chair or another C-suite position reporting to the board of directors. The option grant is also subject to acceleration in the event of a qualifying termination (as described below).

(4)
The option grant is subject to a 4-year vesting schedule, with 25% of the option vesting on July 15, 2019 and 1/48th of the option vesting monthly thereafter, subject to the option holder’s continuous service through each vesting date.

(5)	Represents the date the restricted stock was issued pursuant to early exercise of stock options.
(6)
Represents restricted shares of Class A common stock following the Business Combination that were issued pursuant to the early exercise of stock options granted under the 2017 Plan. The restricted stock is subject to a 4-year vesting schedule, with 1/48th of the shares vesting on July 27, 2019 and monthly thereafter, subject to the option holder’s continuous service through each vesting date. The restricted stock was issued upon early exercise of a stock option granted on February 4, 2020. The restricted stock is also subject to acceleration in the event of a qualifying termination in connection with a change in control (as described below).

(7)
The RSUs are subject to a 4-year vesting schedule, with 3/16 of the RSUs vesting on March 1, 2022, and 1/16 of the RSUs vesting on each quarterly anniversary thereafter, subject to the holder’s continued service through each vesting date.

Executive Compensation Arrangements
Jason Wilk Employment Agreement
On January 3, 2022, the Company entered into an employment agreement with Jason Wilk, our Chief Executive Officer, effective January 3, 2022, pursuant to which Mr. Wilk is entitled to an annual base salary of $425,000 per year and an annual target cash incentive bonus, which shall be equal to 100% of base salary, based upon the achievement of certain objective or subjective criteria determined by our board of directors, the Dave compensation committee, or a delegate thereof.
Mr. Wilk is eligible to participate in the Company’s employee benefits plans maintained by the Company and generally made available to similarly situated employees. Mr. Wilk’s employment is “at-will” and may be terminated by either party at any time.
Under Mr. Wilk’s employment agreement, if Mr. Wilk’s employment is terminated by the Company without “cause” (as such term is defined in his employment agreement) and Mr. Wilk executes a release of claims, Mr. Wilk will be entitled to (i) semi-monthly continuing payments of severance pay at a rate equal to his base salary, payable over a 12 month period from the date of his termination and (ii) reimbursements equal to the portion of the monthly health premiums paid by the Company on his behalf and that of his eligible dependents immediately preceding the date that his employment terminates until the earlier of (a) 12 months following the date of termination and (b) the date that Mr. Wilk and his eligible dependents become ineligible for COBRA coverage.
In addition, Mr. Wilk’s employment agreement provides that if his employment is terminated by the Company without “cause” or by Mr. Wilk for “good reason” (as such terms are defined in his employment agreement) in the period beginning three months prior to and ending 12 months following a “change in control” (as defined in his employment agreement) and Mr. Wilk executes a release of claims, he will be entitled to receive (i) a lump sum payment in the aggregate amount of 18 months of his base salary plus one and one-half times his target annual bonus, (ii) reimbursements equal to the portion of the monthly health premiums paid by the Company on his and his eligible dependents’ behalf immediately preceding the date that his employment terminates until the earlier of (a) 18 months following the date of termination and (b) the date that Mr. Wilk and his eligible dependents become ineligible for COBRA coverage, and (iii) except with respect to the stock options to purchase 8,458,481 shares of Legacy Dave Class A common stock granted to Mr. Wilk on March 3, 2021 (which will be governed by the terms of the applicable award agreement), his outstanding unvested equity awards will vest in full.
Kyle Beilman Employment Agreement
On January 31, 2022, the Company entered into an amended and restated employment agreement with Kyle Beilman, our Chief Financial Officer, effective January 4, 2021, pursuant to which Mr. Beilman is entitled to an annual base salary of $425,000 per year and an initial annual target cash incentive bonus of up to 75% of his base salary, based upon the achievement of certain objective or subjective criteria determined by our board of directors, the compensation committee, or a delegate thereof.
Mr. Beilman is eligible to participate in the Company’s employee benefits plans maintained by the Company and generally made available to similarly situated employees. Mr. Beilman’s employment is “at will” and may be terminated by either party at any time. Mr. Beilman was also entitled to reimbursement for legal fees incurred in negotiating his agreement up to a maximum amount of $20,000.
If Mr. Beilman’s employment is terminated by the Company without “cause” (as such term is defined in his employment agreement) and Mr. Beilman executes a release of claims, he will be entitled to (i) semi-monthly continuing payments of severance pay at a rate equal to his base salary, payable over a 12-month period from the date of his termination and (ii) reimbursements equal to the portion of the monthly health premiums paid by the Company on his behalf and that of his eligible dependents immediately preceding the date that his employment terminates until the earlier of (a) 12 months following the date of termination and (b) the date that Mr. Beilman and his eligible dependents become ineligible for COBRA coverage.
In addition, Mr. Beilman’s employment agreement provides that if his employment is terminated by the Company without “cause” or by Mr. Beilman for “good reason” (as such terms are defined in his employment agreement) in the period beginning three months prior to and ending 12 months following a “change in control” (as defined in his employment agreement) and Mr. Beilman executes a release of claims, he will be entitled to receive (i) a lump sum payment in the aggregate amount of 12 months of his base salary and the product of his cash incentive bonus and his base salary, in each case, as in effect immediately prior to the date of the termination of employment, and (ii) reimbursements equal to the portion of the monthly health premiums paid by the Company on his and his eligible dependents’ behalf immediately preceding the date that his employment terminates until the earlier of (a) 12 months following the date of termination and (b) the date that Mr. Beilman and his eligible dependents become ineligible for COBRA coverage, and (iii) his outstanding unvested equity awards will vest in full.
Potential Payments Upon Termination or Change in Control
Severance Payments and Benefits
Please refer to the section above entitled “Executive Compensation Arrangements” for a description of the severance payments and benefits Mr. Wilk and Mr. Beilman will be entitled to receive upon certain qualifying terminations of employment pursuant to their respective employment agreements.
Wilk 2021 Option Grant
On March 3, 2021, Jason Wilk received a stock option grant to purchase 8,458,481 shares of Legacy Dave Class A common stock. Subject to the occurrence of a “public listing” or “corporation transaction” (as defined in the 2017 Plan) (the “liquidity requirement”), the option will vest and become exercisable as to a particular tranche of shares set forth in the table below (i) upon the achievement of the corresponding stock price milestone as to such tranche of shares (the “milestone requirement”) and (ii) subject to his continuous employment by the Company or its successor as its Chief Executive Officer, Executive Chair or another C-suite position as an officer of the Company reporting to the board or the then-chief executive officer through the date such stock price milestone is achieved (the

“service requirement”). Notwithstanding the foregoing, following a public listing of Legacy Dave Common Stock, no portion of the option may be exercised (even if vested) unless and until the date that the existing stockholders of the Company as of the date of grant are not subject to any lock up restrictions imposed in connection with such public listing and their shares are freely tradable under a registration statement, Rule 144 (without regard to volume limitations) or other exemption from registration.
A milestone requirement will only be deemed satisfied if the Company’s board of directors or its delegate certifies that the stock price milestone has been achieved as of a particular date (which certification will be done within 30 days after any stock price milestone has been achieved). The achievement of a stock price milestone will also satisfy the achievement of any unachieved stock price milestone for a lower-numbered tranche. Once a stock price milestone has been achieved, it is forever deemed achieved and it cannot be achieved again.
Milestone Table
Tranche	Stock Price Milestone	Fraction of Total Shares Eligible to Vest
1	Stock Price of $7.26 or more	1/3rd
2	Stock Price of $10.89 or more	1/12th
3	Stock Price of $14.52 or more	1/12th
4	Stock Price of $18.15 or more	1/12th
5	Stock Price of $21.78 or more	1/12th
6	Stock Price of $25.41 or more	1/12th
7	Stock Price of $29.04 or more	1/12th
8	Stock Price of $32.67 or more	1/12th
9	Stock Price of $36.30 or more	1/12th
Mr. Wilk’s stock option provides that if Mr. Wilk’s employment is terminated without cause or Mr. Wilk resigns for “good reason,” the stock option will remain outstanding and exercisable in accordance with its terms until the earlier of (i) the 4-year anniversary of the termination date, (ii) March 2, 2031 or (iii) such earlier date as provided or permitted under the 2017 Plan. Upon a termination of employment for any other reason (other than for cause), the stock option will terminate with respect to unvested shares subject to the stock option 90 days following the termination date (or March 2, 2031 if earlier).
Notwithstanding the foregoing, if Mr. Wilk’s employment as the Chief Executive Officer, Executive Chair or another C-suite position as an officer of the Company reporting to the Company’s board of directors or the then-chief executive officer of the Company (or any successor) is terminated without cause or Mr. Wilk resigns for “good reason,” the service requirement will be deemed satisfied and the stock option (to the extent it is then outstanding and unexercised) will remain outstanding and will vest when and if the liquidity and milestone requirements are met until the earlier to occur of (i) the date that is 2 years following Mr. Wilk’s termination date or (ii) the stock option’s earlier termination. If requested by the Company, Mr. Wilk will execute a general release of claims in connection with Mr. Wilk’s termination.
“Good reason” generally includes the occurrence of the following without Mr. Wilk’s consent: (a) a decrease of more than 20% in Mr. Wilk’s total annual cash compensation (excluding any equity-related or long-term incentive compensation opportunity) other than a reduction applied equally to all executives or (b) a requirement that Mr. Wilk hold a position other than Chief Executive Officer, Executive Chair or another C-suite position as an officer reporting to the Company’s board of directors or the then-chief executive officer of the Company.
For purposes of Mr. Wilk’s stock option, a “public listing” occurs when (i) the Company’s shares (or shares of any successor or parent company thereof) becomes publicly traded on an internationally-recognized stock exchange or (ii) a transfer or conversion of shares is made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation and the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Exchange Act or is otherwise publicly traded on an internationally-recognized stock exchange (as determined by the Company’s board of directors). The Business Combination constituted a “public listing” and a “corporate transaction” for purposes of Mr. Wilk’s stock option.
For purposes of Mr. Wilk’s stock option, “stock price” means as of a specified date: (a) in the event of a corporate transaction, the per share consideration payable to holders of Legacy Dave Common Stock in connection with such corporate transaction based on the gross proceeds payable in such corporation transaction (as may be readjusted to reflect any additional gross proceeds distributed after the consummation of the corporate transaction);

or (b) after a public listing, the per share value of the Company’s outstanding shares based on the mean of the closing prices of the shares for the 30 consecutive trading days immediately preceding such date of determination, commencing as of the trading day that is 29 trading days prior to the six month anniversary of the public listing.
Beilman 2018 Option Grants
On November 14, 2018, Mr. Beilman received a stock option grant to purchase 880,140 shares of Legacy Dave Common Stock. The stock option vested on July 15, 2019 and 1/48th monthly thereafter, subject to Mr. Beilman’s continuous service through each vesting date. Mr. Beilman’s stock option provides that if Mr. Beilman’s continuous service terminates, the vested portion of Mr. Beilman’s option will remain exercisable until the earliest to occur of (i) 90 days following the termination date (10 days if the termination is for cause or 12 months if the termination is due to death or disability) or (ii) November 13, 2028.
Amended and Restated 2021 Equity Incentive Plan
The 2021 Equity Incentive Plan was initially approved by stockholders and by the board of directors on January 4, 2022, and became effective immediately upon the closing of the Business Combination. At the special meeting of stockholders of the Company held on December 13, 2022 (the “Special Meeting”), the stockholders of the Company approved the amendment and restatement of the 2021 Equity Incentive Plan (the “2021 Plan”) to (i) increase the number of shares of Class A common stock issuable thereunder from 41,774,592, which includes the initial share reserve and the automatic annual increases, to 86,715,222 and (ii) clarify that the number of outstanding shares for the purposes of calculating the annual automatic share increases will be based on the aggregate total of the Class A common stock and the Class V common stock.
Purpose
The 2021 Plan is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals; (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our stockholders, and (iii) promote the success of our business.
Types of Equity Awards
The 2021 Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, and stock bonus awards (all such types of awards, collectively, “equity awards”).
Share Reserve
Number of Shares
Subject to adjustments as set forth in the 2021 Plan, the maximum aggregate number of shares of Company common stock that may be issued under the 2021 Plan will not exceed 86,715,222 shares of our Class A common stock, which represents the sum of (i) the original share reserve at the time the Plan was initially adopted, (ii) the automatic increase for the 2022 fiscal year and (iii) an additional 44,940,630 new shares added pursuant to the amendment of the 2021 Plan. The shares may be authorized, but unissued, or reacquired Company common stock. Furthermore, subject to adjustments as set forth in the 2021 Plan, in no event will the maximum aggregate number of shares that may be issued under the 2021 Plan pursuant to incentive stock options exceed the number set forth above plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any shares that again become available for issuance pursuant to the 2021 Plan.
The number of shares available for issuance under the 2021 Plan will be increased on the first day of each fiscal year beginning with the 2022 fiscal year and ending on (and including) the first day of the 2032 fiscal year, in each case, in an amount equal to the lessor or (i) five percent (5%) of the outstanding shares on the last day of the immediately preceding fiscal year (calculated on a fully-diluted and as-converted basis, which, for the avoidance of doubt, shall also include shares of our Class V common stock outstanding on such day) (ii) the number of shares initially reserved for issuance under the 2021 Plan and (iii) such smaller number of shares determined by the board of directors.
Lapsed Awards
To the extent an equity award or existing plan award expires or is forfeited or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an exchange program (as defined in the 2021 Plan), the unissued shares that were subject thereto will continue to be available under the 2021 Plan for issuance pursuant to future equity awards. In addition, any shares which we retain upon exercise of an equity award or existing plan award in order to satisfy the exercise or purchase price for such equity award or existing plan award or any withholding taxes due with respect to such equity award or existing plan award will be treated as not issued and will continue to be available under the 2021 Plan for issuance pursuant to future equity awards. Shares issued under the 2021 Plan or any existing plan award and later forfeited to us due to the failure to vest or repurchased by us at the original purchase price paid to us for the shares (including without limitation upon forfeiture to or repurchase by us in connection with a participant ceasing to be a service provider) will again be available for future grants under the 2021 Plan. To the extent an equity award under the 2021 Plan or existing plan award is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2021 Plan.
Assumption or Substitution of Awards by the Company.
The Plan Administrator (as defined below), from time to time, may determine to substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) assuming such award under the 2021 Plan or (b) granting an award under the 2021 Plan in substitution of such other company’s award. Any awards that are assumed or substituted under the 2021 Plan will not reduce the number of shares authorized for grant under the 2021 Plan or authorized for grant to a participant in any fiscal year.
Eligibility
Employees, directors and independent contractors of us or our affiliates are all eligible to participate in the 2021 Plan. Incentive stock options may only be granted to employees of ours or of our parents or subsidiaries.
Administration
The 2021 Plan will be administered by the Company board of directors or a committee thereof, which committee will be constituted to satisfy applicable laws (the “Plan Administrator”).
Subject to the terms of the 2021 Plan, the Plan Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the 2021 Plan; (ii) select the service providers to whom equity awards may be granted under the 2021 Plan; (iii) determine the number of shares to be covered by each equity award granted under the 2021 Plan; (iv) approve forms of equity award agreements for use under the 2021 Plan; (v) determine the terms and conditions, not inconsistent with the terms of the 2021 Plan, of any equity award granted thereunder; (vi) institute and determine the terms and conditions of an exchange program under the terms of the 2021 Plan (subject to stockholder approval); (vii) construe and interpret the terms of the 2021 Plan and equity awards granted pursuant to the 2021 Plan; (viii) correct any defect, supply any omission or reconcile any inconsistency in the 2021 Plan, any equity award or any equity award agreement; (ix) prescribe, amend and rescind rules and regulations relating to the 2021 Plan; (x) modify or amend each equity award (subject to the terms of the 2021 Plan); (xi) adjust performance goals applicable to a participant with respect to an equity award to take into account changes in applicable laws or in accounting or tax rules, or such other extraordinary events or circumstances; (xii) allow participants to satisfy tax withholding obligations in such manner as prescribed in the 2021 Plan; (xiii) authorize any person to execute on our behalf any instrument required to effect the grant of an equity award previously granted by the Plan Administrator; (xiv) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under an equity award; and (xv) make all other determinations deemed necessary or advisable for administering the 2021 Plan.
However, to the extent permitted by applicable law and listing requirements, the Company board of directors or a committee thereof may delegate to one or more of our directors or officers who may be (but are not required to be) Insiders, the authority to (a) designate employees who are not Insiders to be recipients of equity awards and determine the number of shares subject to equity awards granted to such designated employees, subject to certain restrictions that are set forth in the 2021 Plan and (b) take any and all actions on behalf of the Company board of directors or a committee thereof other than any actions that affect the amount or form of compensation of Insiders or have material tax, accounting, financial, human resource or legal consequences to us or our affiliates.
Members of the Plan Administrator and its delegates are indemnified and held harmless by the Company from any costs that are imposed on or incurred by such persons in connection with claims due to actions or omissions under the 2021 Plan not attributable to willful misconduct.

Stock Options
Each stock option will be designated in the equity award agreement as either an incentive stock option (which is entitled to potentially favorable tax treatment) or a nonstatutory stock option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options will be treated as nonstatutory stock options. Incentive stock options may only be granted to employees.
The term of each stock option will be stated in the equity award agreement. In the case of an incentive stock option, the term will be 10 years from the date of grant or such shorter term as may be provided in the equity award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of our stock or the stock of any of our affiliates, the term of the incentive stock option will be five years from the date of grant or such shorter term as may be provided in the equity award agreement.
The per share exercise price for the shares to be issued pursuant to exercise of a stock option will be determined by the Plan Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our affiliates, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of a nonstatutory stock option, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a corporate reorganization, liquidation, etc., described in, and in a manner consistent with, Section 424(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
At the time a stock option is granted, the Plan Administrator will fix the period within which the stock option may be exercised and will determine any conditions that must be satisfied before the stock option may vest or be exercised. The Plan Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment. In the case of an incentive stock option, the Plan Administrator will determine the acceptable form of consideration at the time of grant.
If a participant ceases to be a service provider other than for “cause” (as defined in the 2021 Plan), the participant may exercise his or her stock option within such period of time as is specified in the equity award agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the equity award agreement, to the extent vested as of a participant’s termination, the stock option will remain exercisable for 12 months following a termination for death or disability, and three months following a termination for any other reason. Any outstanding stock option (including any vested portion thereof) held by a participant will immediately terminate in its entirety upon the participant being first notified of his or her termination for cause and the participant will be prohibited from exercising his or her stock option from and after the date of such notification.
Stock Appreciation Rights (SARs)
The Plan Administrator will determine the terms and conditions of each SAR, provided that the exercise price for each SAR will be no less than 100% of the fair market value of the underlying shares of Company common stock on the date of grant. Upon exercise of a SAR, a participant will receive payment from us in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash, in shares of equivalent value, or in some combination thereof, as determined by the Plan Administrator. SARs are exercisable at the times and on the terms established by the Plan Administrator.
Restricted Stock and RSUs
Restricted stock awards are grants of shares of Company common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Plan Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of Company common stock. Upon meeting the applicable vesting criteria, the participant will be entitled to receive a payout for his or her earned RSUs as determined by the Plan Administrator in the form of cash, shares, or a combination of both.
In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule for such an equity award, the Plan Administrator may impose whatever conditions on vesting and such other terms as it determines to be appropriate.
During the period of restriction, participants holding restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid, in each case with respect to such shares unless the Plan Administrator determines otherwise. All such dividends or distributions will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the shares of restricted stock with respect to which they were paid and shall not be paid or distributed unless and until such related Shares have vested and been earned.
During the vesting period, participants holding RSUs will hold no voting rights by virtue of such RSUs. The Plan Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof. Absent a contrary provision in an award agreement, such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the RSUs with respect to which the dividend equivalents accrue and shall not be paid or settled unless and until the related RSUs have vested and been earned.
Stock Bonus Awards
A stock bonus award is an award of shares to a participant without a purchase price that is not subject to any restrictions. The Plan Administrator will determine the number of shares to be awarded to the participant under a stock bonus award and any other terms applicable to such stock bonus award. A stock bonus award may be paid in cash, whole shares, or a combination thereof, based on the fair market value of the shares subject to the stock bonus award on the date of payment, as determined in the sole discretion of the Plan Administrator.
Performance Awards
The Plan Administrator may grant stock options, SARs, restricted stock and RSUs that are subject to the satisfaction of specified performance criteria. The Plan Administrator determines the terms surrounding performance awards, including the required levels of performance with respect to specified business criteria (including any adjustment(s) thereto that will be applied in determining the achievement of such performance criteria), the corresponding amounts payable upon achievement of such levels of performance, and the termination and forfeiture provisions; provided that all performance criteria must be determined when the achievement of such criteria remains substantially uncertain.
The Plan Administrator in its discretion may make performance goals applicable to a participant with respect to an equity award. In the Plan Administrator’s discretion, one or more of the following performance goals may apply: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets, return on investment, return on capital, or return on stockholder equity; (17) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total stockholder return; (20) earnings or book value per share; (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, or completion of critical staff training initiatives; (26) objective goals relating to projects; and (27) enterprise resource planning. Equity awards issued to participants may take into account other criteria (including subjective criteria).
Performance goals may differ from participant to participant, performance period to performance period and from equity award to equity award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to us), (iii) on a per share and/or share per capita basis, (iv) against the performance of us as a whole or against any of our affiliate(s), a particular segment(s), a business unit(s) or a product(s) of ours or an individual project company, (v) on a pre-tax or after-tax basis, (vi) on a GAAP or non-GAAP basis, and/or (vii) using an actual foreign exchange rate or on a foreign exchange neutral basis.
Outside Director Limitations
Equity awards granted during a single fiscal year under the 2021 Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Company board of directors, will not exceed $750,000 in total value for any outside director, except with respect to the first year of service in which case any equity awards granted and cash fees paid will not exceed $1,000,000 in total value (calculating the value of any such equity awards, in each case, based on the grant date fair value of such equity awards for financial reporting purposes). Such applicable limit will include the value of any equity awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments. Equity awards granted to an individual while he or she was serving in the capacity as an employee or while he or she was an independent contractor but not an outside director will not count for purposes of these limits.
Leaves of Absence/Transfer Between Locations; Time Commitment Change
The Plan Administrator has the discretion to determine at any time whether and to what extent the vesting of equity awards will be suspended during any leave of absence; provided that in the absence of such determination, vesting of equity awards will continue during any paid leave and will be suspended during any unpaid leave (unless otherwise required by applicable laws). A participant will not cease to be an employee in the case of (i) any leave of absence approved by the participant’s employer or (ii) transfers between our locations or between us and any of our affiliates. If an employee holds an incentive stock option and such leave exceeds three months then, for purposes of incentive stock option status only, such employee’s service as an employee will be deemed terminated on the first day following such three month period and the incentive stock option will thereafter automatically be treated for tax purposes as a nonstatutory stock option in accordance with applicable laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written company policy.
If a participant’s regular level of time commitment in performing services to us or an affiliate of ours is reduced after an equity award is granted, the Plan Administrator has the discretion, subject to applicable laws, to (i) proportionately reduce the number of shares or cash amount subject to equity awards that vest or become payable after such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting schedule of the equity award. If the Plan Administrator makes such a reduction, the participant will no longer have any rights to the portion of the equity award that is so reduced.
Nontransferability of Equity Awards
Unless determined otherwise by the Plan Administrator, an equity award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, by the laws of descent or distribution, or if we so permit, by beneficiary designation, and may be exercised, during the lifetime of the participant, only by the participant. If the Plan Administrator makes an equity award transferable, such equity award will contain such additional terms and conditions as the Plan Administrator deems appropriate provided, however, that in no event may any equity award be transferred for consideration to a third-party financial institution.
Clawback/Recovery
The Plan Administrator may specify in an equity award agreement that the participant’s rights, payments, and/or benefits with respect to an equity award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of an equity award. Notwithstanding any provisions to the contrary under the 2021 Plan, an equity award granted under the 2021 Plan will be subject to any clawback policy as may be established and/or amended from time to time by us. The Plan Administrator may require a participant to forfeit or return to and/or reimburse us for all or a portion of the equity award and/or shares issued under the equity award, any amounts paid under the equity award, and any payments or proceeds paid or provided upon disposition of the shares issued under the equity award, pursuant to the terms of such company policy or as necessary or appropriate to comply with applicable laws.
Adjustment
In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of the Company common stock or other securities of us or other significant corporate transaction, or other change affecting the Company common stock occurs, the Plan Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the 2021 Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the 2021 Plan and/or the number, class, kind and price of securities covered by each outstanding equity award; provided that all such adjustments will be made in a manner that does not result in taxation under Section 409A of the Code (“Section 409A”).
Dissolution or Liquidation
In the event of the proposed winding up, dissolution or liquidation of us, the Plan Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an equity award will terminate immediately prior to the consummation of such proposed action.
Corporate Transaction
In the event of (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of us with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of our then outstanding capital stock, or (iv) a “Change in Control” (as defined in the 2021 Plan) each outstanding equity award (vested or unvested) will be treated as the Plan Administrator determines, which determination may provide for one or more of the following: (a) the continuation of such outstanding equity awards (if we are the surviving corporation); (b) the assumption of such outstanding equity awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such equity awards; (d) the cancellation of such equity awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such equity awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the equity award; provided that such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, (subject to applicable laws); (e) the full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding equity award, lapse of our right to repurchase or re-acquire shares acquired under an equity award or lapse of forfeiture rights with respect to shares acquired under an equity award; (f) the opportunity for participants to exercise their stock options prior to the occurrence of the corporate transaction and the termination (for no consideration) upon the consummation of such corporate transaction of any stock options not exercised prior thereto or (g) the cancellation of such outstanding equity awards in exchange for no consideration.
Change in Control
An equity award may be subject to additional acceleration of vesting and exercisability upon or after a “change in control” (as defined in the 2021 Plan) as may be provided in the equity award agreement for such equity award or as may be provided in any other written agreement between us or any of our affiliates and the participant, but in the absence of such provision, no such acceleration will occur.
Amendment, Termination and Duration of the 2021 Plan
The 2021 Plan will continue in effect for a term of 10 years beginning on January 4, 2022, unless terminated earlier under the terms of the 2021 Plan. The Plan Administrator may at any time amend, alter, suspend or terminate the 2021 Plan. No awards may be granted under the 2021 Plan while the 2021 Plan is suspended or after it is terminated.

2021 Employee Stock Purchase Plan
The 2021 Employee Stock Purchase Plan (the “ESPP”) was approved by stockholders and by the board of directors on January 4, 2022. The ESPP became effective immediately upon the Closing.
Purpose
The ESPP provides a means by which eligible employees and/or eligible service providers of either our company or designated related corporations or affiliates (“Designated Companies”) may be given an opportunity to purchase shares of Company common stock. The ESPP permits us to grant a series of purchase rights to eligible employees and eligible service providers. By means of the ESPP, we seek to (i) retain and assist our related corporations and affiliates in retaining the services of such eligible employees and eligible service providers, (ii) secure and retain the services of new eligible employees and eligible service providers and (iii) provide incentives for such persons to exert maximum efforts for our success and that of our related corporations and affiliates.
Qualified and Non-Qualified Offerings Permitted
The ESPP includes two components: a “423 Component” and a “Non-423 Component.” We intend the 423 Component to qualify as an “employee stock purchase plan” pursuant to Section 423 of the Code. The provisions of the 423 Component will be construed in a manner that is consistent with the requirements of Section 423 of the Code, including without limitation, to extend and limit ESPP participation in a uniform and non-discriminating basis. In addition, the Employee Stock Purchase Plan authorizes grants of purchase rights under the Non-423 Component that do not meet the requirements of an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise provided in the ESPP or determined by the ESPP Administrator (as defined below), the Non-423 Component will be operated and administered in the same manner as the 423 Component. Eligible employees will only be able to participate in the 423 Component or Non-423 Component of the ESPP. Eligible service providers will only be able to participate in the Non-423 Component of the ESPP.
Administration
The Company board of directors has the power to delegate administration of the ESPP to a committee composed of not fewer than one member of the Company board of directors. The ESPP will be administered by the Company board of directors or a committee thereof (the “ESPP Administrator”). The ESPP Administrator has the final power to construe and interpret both the ESPP and the rights granted under it. The ESPP Administrator has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase Company common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether any employee or other service provider will be eligible to participate in the 423 Component or Non-423 Component of the ESPP. Whether or not the Company board of directors has delegated administration of the ESPP to a committee, the Company board of directors will have the final power to determine all questions of policy and expediency that may arise in the administration of the ESPP.
Restart
The board of directors will have the discretion to structure an offering so that if the fair market value of a share on the first trading day of a new purchase period within that offering is less than or equal to the fair market value of a share on the offering date for that offering, then (i) that offering will terminate immediately as of that first trading day and (ii) the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new offering period and purchase period.
Stock Subject to ESPP
Subject to adjustments as provided in the ESPP, the maximum number of shares of Company common stock that may be issued under the ESPP will not exceed 8,101,152 shares of our Class A common stock, plus the number of shares of Class A common stock that are automatically added on the first day of each fiscal year beginning with the 2022 fiscal year and ending on (and including) the first day of the 2032 fiscal year, in each case, in an amount, in each case, equal to the lesser of (i) one percent (1%) of the total number of shares of Company common stock outstanding on the last day of the calendar month prior to the date of such automatic increase (calculated on a fully-diluted and as-converted basis) and (ii) 8,101,152 shares of our Class A common stock initially reserved for issuance under the ESPP, unless the ESPP Administrator determines prior to the first day of any fiscal year that there will be no increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of Company common stock. If any purchase right granted under the ESPP terminates without having been exercised in full, the shares of Company common stock not purchased under such purchase right will again become available for issuance under the ESPP.
Offerings
The ESPP is implemented by offerings of rights to all eligible employees and eligible service providers from time to time. Offerings may be comprised of one or more purchase periods. The maximum length for an offering under the ESPP is 27 months. The provisions of separate offerings need not be identical. When a participant elects to join an offering, he or she is granted a purchase right to acquire shares of Company common stock on each purchase date within the offering, each corresponding to the end of a purchase period within such offering. On each purchase date, all payroll deductions collected from the participant during such purchase period are automatically applied to the purchase of Company common stock, subject to certain limitations.
Eligibility
Purchase rights may be granted only to our employees, employees of designated related corporations or, solely with respect to the Non-423 Component, employees of designated affiliates (other than a designated related corporation) or eligible service providers. The ESPP Administrator may provide that employees will not be eligible to be granted purchase rights under the 423 Component if, on the offering date, the employee (i) has not completed at least 2 years of service since the employee’s last hire date (or such lesser period as the ESPP Administrator may determine), (ii) customarily works not more than 20 hours per week (or such lesser period as the ESPP Administrator may determine), (iii) customarily works not more than 5 months per calendar year (or such lesser period as the ESPP Administrator may determine), (iv) is a highly compensated employee within the meaning of the Code, or (v) has not satisfied such other criteria as the ESPP Administrator may determine consistent with Section 423 of the Code. Unless otherwise determined by the ESPP Administrator for any offering, an employee will not be eligible to be granted purchase rights unless, on the offering date, the employee customarily works more than 20 hours per week and more than 5 months per calendar year.
No employee will be eligible for the grant of any purchase rights under the 423 Component if, immediately thereafter, such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any related corporation. An eligible employee may be granted purchase rights under the 423 Component only if such purchase rights, together with any other rights granted under all our and any related corporations’ employee stock purchase plans, do not permit such eligible employee’s rights to purchase stock to accrue in excess of $25,000 worth of stock in any calendar year.
Participation in the ESPP
On each offering date, each eligible employee or eligible service provider, pursuant to an offering made under the ESPP, will be granted a purchase right to purchase up to that number of shares of Company common stock purchasable either with a percentage or with a maximum dollar amount, as designated by the ESPP Administrator; provided however, that in the case of eligible employees, such percentage or maximum dollar amount will in either case not exceed 15% of such employee’s earnings during the period that begins on the offering date (or such later date as the ESPP Administrator determines for a particular offering) and ends on the date stated in the offering, which date will be no later than the end of the offering, unless otherwise provided for in an offering.
Purchase Price
The purchase price of shares of Company common stock acquired pursuant to purchase rights will be not less than the lesser of (i) 85% of the fair market value of the shares of Company common stock on the offering date; or (ii) 85% of the fair market value of the shares of Company common stock on the applicable purchase date (i.e. the last day of the applicable purchase period).
Payment of Purchase Price; Payroll Deductions
The purchase price of the shares is accumulated by payroll deductions over the offering. To the extent permitted in the offering document, a participant may increase, reduce or terminate his or her payroll deductions. All payroll deductions made on behalf of a participant are credited to his or her account under the ESPP and deposited with our general funds. To the extent permitted in the offering document, a participant may make additional payments into such account. If required under applicable laws or regulations or if specifically provided in the offering, in addition to or instead of making contributions by payroll deductions, a participant may make contributions through a payment by cash, check, or wire transfer prior to a purchase date, in a manner we direct.
Purchase of Stock
The board of directors will establish one or more purchase dates during an offering on which purchase rights granted for that offering will be exercised and shares of Company common stock will be purchased in accordance with such offering. In connection with each offering, the ESPP Administrator may specify a maximum number of shares of Company common stock that may be purchased by any participant or all participants. If the aggregate purchase of shares of Company common stock issuable on exercise of purchase rights granted under the offering would exceed any such maximum aggregate number, then, in the absence of any ESPP Administrator action otherwise, a pro rata (based on each participant’s accumulated contributions) allocation of the shares of Company common stock available will be made in as nearly a uniform manner as will be practicable and equitable.
Withdrawal
During an offering, a participant may cease making contributions and withdraw from the offering by delivering to us or any third party designated by us a company provided withdrawal form. We may impose a deadline before a purchase date for withdrawing. On such withdrawal, such participant’s purchase right in that offering will immediately terminate and we will distribute as soon as practicable to such participant all of his or her accumulated but unused contributions without interest. A participant’s withdrawal from that offering will have no effect on his or her eligibility to participate in any other offerings under the ESPP, but such participant will be required to deliver a new enrollment form to participate in subsequent offerings.
Termination of Eligibility
Purchase rights granted pursuant to any offering under the ESPP will terminate immediately if the participant either (i) is no longer an eligible employee or eligible service provider for any reason or for no reason, or (ii) is otherwise no longer eligible to participate. We will have the exclusive discretion to determine when a participant is no longer actively providing services and the date of the termination of employment or service for purposes of the ESPP. As soon as practicable, we will distribute to such individual all of his or her accumulated but unused contributions without interest.
Leave of Absence
A participant will not be deemed to have terminated employment or failed to remain continuously employed by us or a Designated Company in the case of sick leave, military leave, or any other leave of absence approved by us; provided that such leave is for a period of not more than three months or reemployment upon the expiration of such leave is guaranteed by contract or statute. We will have sole discretion to determine whether a participant has terminated employment and the effective date on which the participant terminated employment, regardless of any notice period or garden leave required under local law. Where the period of leave exceeds three months and an employee’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three months and one day following the commencement of such leave.
Employment Transfers
Unless otherwise determined by the ESPP Administrator, a participant whose employment transfers or whose employment terminates with an immediate rehire with no break in service by or between us and a Designated Company or between Designated Companies will not be treated as having terminated employment for purposes of participating in the ESPP or an offering; however, if a participant transfers from an offering under the 423 Component to an offering under the Non-423 Component, the exercise of the participant’s purchase right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a participant transfers from an offering under the Non-423 Component to an offering under the 423 Component, the exercise of the purchase right will remain non-qualified under the Non-423 Component. In the event that a participant’s purchase right is terminated under the ESPP, we will distribute as soon as practicable to such individual all of his or her accumulated but unused contributions.

Restrictions on Transfer
During a participant’s lifetime, purchase rights will be exercisable only by such participant. Purchase rights are not transferable by a participant, except by will, by the laws of descent and distribution, or, if we so permit, by a beneficiary designation.
Exercise of Purchase Rights
On each purchase date, each participant’s accumulated contributions will be applied to the purchase of shares of Company common stock, up to the maximum number of shares of Company common stock permitted by the ESPP and the applicable offering, at the purchase price specified in the offering. Unless otherwise specified in the offering, no fractional shares will be issued and, if any amount of accumulated contributions remains in a participant’s account after the purchase of shares of Company common stock on the final purchase date in an offering, such remaining amount will roll over to the next offering.
No purchase rights may be exercised to any extent unless and until the shares of Company common stock to be issued on such exercise under the ESPP are covered by an effective registration statement pursuant to the Securities Act, and the ESPP is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control, and other laws applicable to the ESPP. If, on the purchase date, as delayed to the maximum extent permissible, the shares of Company common stock are not registered and the ESPP is not in material compliance with all applicable laws or regulations, as determined by us in our sole discretion, no purchase rights will be exercised and all accumulated but unused contributions will be distributed as soon as practicable to the participants without interest.
Capitalization Adjustments
In the event of a capitalization adjustment, the ESPP Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the ESPP, (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to the ESPP, (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding offerings and purchase rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing offering.
Dissolution or Liquidation
In the event of our company’s dissolution or liquidation, the ESPP Administrator will shorten any offering then in progress by setting a new purchase date prior to the consummation of such proposed dissolution or liquidation. The ESPP Administrator will notify each participant in writing, prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date, unless prior to such date the participant has withdrawn from the offering.
Effect of Certain Corporate Transactions
In the event of:
•	a transfer of all or substantially all of our company’s assets;
•	a merger, consolidation or other capital reorganization or business combination transaction of our company with or into another corporation, entity or person; or
•	the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of more than 50% of our then outstanding capital stock;
then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding purchase rights or may substitute similar rights for outstanding purchase rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such purchase rights or does not substitute similar rights for such purchase rights, then the participants’ accumulated contributions will be used to purchase shares of Company common stock prior to the corporate transaction under the outstanding purchase rights, and the purchase rights will terminate immediately after such purchase. The ESPP Administrator will notify each participant in writing, prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date unless prior to such date the participant has withdrawn from the offering.

Spin-Off
In the event of a spin-off or similar transaction involving us, the ESPP Administrator may take actions deemed necessary or appropriate in connection with an ongoing offering and subject to compliance with applicable laws (including the assumption of purchase rights under an ongoing offering by the spun-off company, or shortening an offering and scheduling a new purchase date prior to the closing of such transaction). In the absence of any such action by the ESPP Administrator, a participant in an ongoing offering whose employer ceases to qualify as a related corporation as of the closing of a spin-off or similar transaction will be treated in the same manner as if the participant had terminated employment.
Amendment, Termination or Suspension of the ESPP
The board of directors may amend the ESPP at any time in any respect the ESPP Administrator deems necessary or advisable. However, except with respect to capitalization adjustments described above, stockholder approval will be required for any amendment of the ESPP for which stockholder approval is required by applicable laws, regulations or listing requirements, including any amendment that either (i) increases the number of shares of Company common stock available for issuance under the ESPP, (ii) expands the class of individuals eligible to become participants and receive purchase rights, (iii) materially increases the benefits accruing to participants under the ESPP or reduces the price at which shares of Company common stock may be purchased under the ESPP, (iv) extends the term of the ESPP, or (v) expands the types of awards available for issuance under the ESPP, but in each case only to the extent stockholder approval is required by applicable laws.
The ESPP Administrator may suspend or terminate the ESPP at any time. No purchase rights may be granted under the ESPP while the ESPP is suspended or after it is terminated.
Any benefits, privileges, entitlements, and obligations under any outstanding purchase rights granted before an amendment, suspension, or termination of the ESPP will not be materially impaired by any such amendment, suspension, or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain any special tax, listing, or regulatory treatment.
Executive Incentive Bonus Plan
On March 30, 2022, our compensation committee approved the Executive Incentive Bonus Plan (the “Bonus Plan”).
General
The purpose of the Bonus Plan is to motivate and reward eligible officers and employees of Dave, including the named executive officers, for their contributions toward the achievement of certain performance goals. The Bonus Plan is administered by our compensation committee, which shall have the discretionary authority to interpret the provisions of the Bonus Plan, including all decisions on eligibility to participate, the establishment of performance goals, the number of awards payable under the plan, and the payment of awards. The compensation committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Bonus Plan to one or more directors and/or officers of Dave. The compensation committee may terminate the Bonus Plan at any time, provided such termination shall not affect the payment of any awards accrued under the Bonus Plan prior to the date of the termination. The compensation committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Bonus Plan in whole or in part.
Targets and Performance Criteria
The compensation committee may establish (or previously established) cash bonus targets and corporate performance metrics for a specific performance period or fiscal year pursuant to the Bonus Plan. Corporate performance goals may be based on wide-ranging criteria and metrics described in the plan. However, awards issued to participants may also take into account other factors, including subjective factors. Performance goals may differ from participant to participant, performance period to performance period, and from award to award.

Eligibility and Clawback
Unless otherwise determined by the compensation committee, a participant must be actively employed and in good standing with Dave on the date the award is paid. The compensation committee may make exceptions to this requirement in the case of retirement, death or disability, an unqualified leave of absence or under other circumstances, as determined by the compensation committee in its sole discretion.
Awards granted under the Bonus Plan are subject to applicable laws and clawback policies requiring forfeiture or repayment of amounts paid under the plan. The compensation committee may require a participant to forfeit or return to and/or reimburse Dave for any amounts paid with respect to an award, pursuant to the terms of any Dave clawback policy or as necessary or appropriate to comply with applicable laws.

EQUITY COMPENSATION PLAN INFORMATION
We currently maintain our Amended and Restated 2021 Equity Incentive Plan which provides for the issuance of shares of our Class A common stock to our officers and other employees, directors and consultants, which has been approved by our stockholders.
The following table presents information as of December 31, 2022 with respect to compensation plans under which shares of our Class A common stock may be issued, as adjusted for the 32-for-1 reverse stock split which occurred on January 5, 2023.
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and vesting of RSUs	Weighted-average exercise price of outstanding options and warrants ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(2)
Equity compensation plans approved by security holders	1,412,726	$21.04	1,688,077(1)
Equity compensation plans not approved by security holders	—	—	—
Total	1,412,726	$21.04	1,688,077
(1)
Represents 1,349,490 shares available for future issuance under the Dave Inc. Amended and Restated Equity Incentive Plan (the “EIP”) and, 338,587 shares available for future issuance under the Dave Inc. 2021 Employee Stock Purchase Plan (the “ESPP”).

(2)
The EIP contains an “evergreen” provision, pursuant to which the number of shares of Class A Common Stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each fiscal year beginning with the 2022 fiscal year, equal to the lesser of (i) 5% of the Common Stock outstanding on the last day of the immediately preceding fiscal year (calculated on a fully-diluted and as-converted basis, which for the avoidance of doubt also includes shares of Class V common stock outstanding on such day) or (ii) the number of shares of Common Stock initially reserved for issuance under the EIP and (iii) such smaller number of shares of common stock determined by the Board.

The ESPP contains an “evergreen” provision, pursuant to which the number of shares of Class A Common Stock that may be issued pursuant to such plan shall be increased on the first day of each year beginning with the 2022 fiscal year, 2022, equal to the lesser of (i) 1% of the number of shares of Common Stock outstanding on the last day of the calendar month prior to the date of such automatic increase (calculated on a fully-diluted and as-converted basis) and (y) 229,794 shares of Common Stock (as adjusted for the 32-for-1 reverse stock split, which was effected on January 5, 2023).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than compensation and indemnification arrangements for our directors and executive officers, which are described elsewhere in this Proxy Statement, the following is a description of each transaction since January 1, 2021 and each currently proposed transaction in which:
•	we, VPCC or Legacy Dave have been or are to be a participant;
•	the amounts involved exceeded or exceeds the lesser of (i) $120,000 and (ii) 1% of the average of Dave’s total assets at year-end for the last two completed fiscal years; and
•
any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Investor Rights Agreement and Lock-Up Arrangements
In connection with the closing of the Business Combination, the Company, VPC Impact Acquisition Holdings Sponsor III, LLC (the “Sponsor”), Janet Kloppenburg, Peter Offenhauser and Kurt Summers (collectively, the “Prior Independent Directors”, and together with the Sponsor, the “Founder Holders”), and certain holders of Legacy Dave Capital Stock, in each case who received Common Stock pursuant to the Business Combination Agreement, entered into an investor rights agreement (the “Investor Rights Agreement”) in respect of the shares of Common Stock held by the Founder Holders and such Legacy Dave Stockholders following the closing of the Business Combination. Pursuant to the Investor Rights Agreement, among other things, such holders and their permitted transferees are entitled to certain customary registration rights, including, among other things, demand, shelf and piggy-back rights, subject to cut-back provisions. Pursuant to the Investor Rights Agreement, the Founder Holders agreed not to sell, transfer, pledge or otherwise dispose of shares of Dave Class A Common Stock, shares of Dave Class V Common Stock or other securities exercisable therefor (as applicable), other than in connection with certain permitted transfers specified in the Investor Rights Agreement, for (i) in respect of the Founder Holders, the earlier of (x) 12 months following the closing of the Business Combination, (y) the date, which is on or after the 150-day anniversary of the closing date of the Business Combination on which the Dave Class A Common Stock achieves a trading price of at least $12.00 (as such trading price may be adjusted for any dividend, subdivision, stock split or similar event, and as determined by reference to the volume-weighted average price achieved for at least 20 trading days within any 30 consecutive trading days) for any 30-trading day period commencing on or after the 150-day anniversary of the Closing, and (z) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction resulting in all of the stockholders of the Company having the right to exchange their shares of Common Stock for cash, securities or other property.
Financing Agreement
In January 2021, Dave OD, a wholly owned subsidiary of Dave, entered into a $100.0 million delayed draw credit facility (the “Financing Agreement”) with Victory Park Management, LLC, an affiliate of VPCC. Mr. Carroll, one of the Company’s directors, was a member of the board of directors and was the Co-Chief Executive Officer of VPCC. Borrowings under the facility bear interest at 6.95% plus a base rate defined as the greater of three-month LIBOR (as of the last business day of each calendar month) and 2.55%. The facility, which contains multiple tranches, allows Dave OD to draw on the facility based upon eligible receivables outstanding and qualified cash. Warrants were also issued by Dave OD in connection with the facility. In November 2021, Dave OD entered into an amendment of the Existing Financing Agreement which added a $20 million credit line which has an interest rate of 8.95% annually, plus a base rate defined as the greater of three-month LIBOR (as of the last business day of each calendar month) and 2.55%. As of December 31, 2022 and December 31, 2021, $75 million and $35 million of term loans under the facility were outstanding respectively. As of December 31, 2021, $20 million had been drawn on the credit line. As of December 31, 2022, the credit line had matured and we had repaid all amount due upon maturity. As of April 14, 2023, $75 million of term loans under the facility were outstanding. As of December 31, 2022 and December 31, 2021, $20 million and $0 of the principal of term loans and advances and $6.1 million and $2.0 million of interest on such term loans and advances were paid, respectively.
Founder Shares
On January 19, 2021, the Sponsor paid $25,000 to cover certain offering and formation costs of VPCC in consideration for 6,468,750 founder shares (the “Founder Shares”). On January 22, 2021, the Sponsor transferred an aggregate of 60,000 Founder Shares to members of VPCC’s board of directors, resulting in the Sponsor holding

6,408,750 Founder Shares. In connection with the underwriters’ partial exercise of the over-allotment option and the forfeiture of the remaining over-allotment option, 124,600 Founder Shares were forfeited and 719,150 Founder Shares are no longer subject to forfeiture resulting in an aggregate of 6,344,150 Founder Shares issued and outstanding prior to the closing of the Business Combination. The Founder Shares were identical to the shares of VPCC Class A Common Stock included in the Units sold in VPCC’s initial public offering (the “VPCC IPO”) except that the Founder Shares were shares of VPCC Class B Common Stock which automatically converted into shares of VPCC Class A Common Stock at the time of the Business Combination and then were exchanged in the Business Combination for 5,392,528 shares of Dave Class A common stock and were initially subject to certain transfer restrictions but became transferrable on and after the one year anniversary date of the completion of the Business Combination.
Private Warrants
Simultaneously with the closing of the VPCC IPO, the Sponsor purchased from VPCC an aggregate of 5,100,214 private warrants to purchase Class A common stock of VPCC at a price of $11.50 per private warrant. In the Business Combination, each private warrant was converted to a private warrant to purchase one share of Dave Class A Common Stock at a price of $368 per share, as adjusted for the reverse stock split which occurred on January 5, 2023. A portion of the proceeds from the sale of the private warrants was added to the proceeds from the VPCC IPO held in the trust account established in connection with VPCC IPO. The private warrants are non-redeemable for cash and exercisable on a cashless basis. These private warrants became exercisable 30 days after the closing of the Business Combination.
Lease Agreements
In December 2018, Legacy Dave and PCJW Properties LLC (“PCJW Properties”) entered into a sublease agreement (the “PCJW Sublease”), and in January 2019, Legacy Dave and PCJW Properties entered into a net lease (the “Net Lease”), in each case for commercial office space in Los Angeles, California. Jason Wilk, a director and Chief Executive Officer of Dave, and Paras Chitrakar, a holder of greater than 5% of our Class A common stock, are both partners of PCJW Properties. Mr. Wilk and Mr. Chitrakar each owns 50% of the partnership interests in PCJW Properties. Monthly rent under the PCJW Sublease is approximately $6,000, subject to an annual escalation of 4%. The monthly rent under the Net Lease is approximately $22,000, subject to an annual escalation of 5%. During the year ended December 31, 2022, Dave paid approximately $335,000 under these lease agreements. During the year ended December 31, 2022, Dave paid approximately $303,000 for tenant improvements for the office space related to the PCJW Sublease. The PCJW Sublease expires in October 2023 and the Net Lease expires in December 2025, in each case unless extended.
Legal Services
The law firm of Mitchell Sandler LLC, of which director Andrea Mitchell is a partner, has provided legal services to Dave for which the firm received payments of approximately $287,000 in 2021. As a consequence, Ms. Mitchell is not an independent director of Dave.
Indemnification Agreements
Our certificate of incorporation contains provisions limiting the liability of directors, and our Bylaws provide that Dave will indemnify each of its directors to the fullest extent permitted under Delaware law. Our charter documents also provide the Board with discretion to indemnify officers and employees when determined appropriate by the Board.
Dave has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that Dave will indemnify each of its directors and executive officers against any and all expenses incurred by such director or executive officer because of his or her status as one of Dave’s directors or executive officers, to the fullest extent permitted by Delaware law and our certificate of incorporation and bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, Dave will advance all expenses incurred by its directors and executive officers in connection with a legal proceeding involving his or her status as a director or executive officer.
Related Party Transactions Policy
Dave has adopted a written related party transaction policy. The policy provides that officers, directors, holders of more than 5% of any class of Dave’s voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with Dave without the prior consent of the audit committee, or other independent members of the Board in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for Dave to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the audit committee for review, consideration and approval. In approving or rejecting the proposed transactions, the audit committee will take into account all of the relevant facts and circumstances available.
DELIQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10 percent of a registered class of our equity securities, (“Reporting Persons”) to file with the SEC reports of ownership and reports of changes in ownership of our Common Stock and our other equity securities. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons, to the Company’s knowledge, all Reporting Persons complied with all applicable requirements during fiscal year ended December 31, 2022, except for the following: Mr. Beilman had one report related to the sale of Class A common stock on September 2, 2022 that was inadvertently filed late on September 7, 2022.
ADDITIONAL INFORMATION
We will mail, without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Dave Inc.
1265 South Cochran Avenue
Los Angeles, CA 90019
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is also available at https://investors.dave.com under “SEC Filings” in the “Financials & Filings” section of our website.

OTHER MATTERS
Our board of directors does not presently intend to bring any other business before the Annual Meeting and so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
By Order of the Board of Directors,

Jason Wilk
Chairperson of the Board of Directors, President and Chief Executive Officer
Los Angeles, California
, 2023

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/DAVE2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V11913-P93683

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**DAVE INC.**

**The Board of Directors recommends you vote FOR the following proposals:**

1. Director Election

| **Nominees:** | **For** | **Withhold** |
|---|---|---|
| 1a. Dan Preston | ☐ | ☐ |
| 1b. Andrea Mitchell | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V11914-P93683

# DAVE INC.

## ANNUAL MEETING OF STOCKHOLDERS
## [ ], 2023

The stockholder(s) hereby appoint(s) Kyle Beilman and John Ricci, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, and in their discretion upon such other matters as may be properly presented at the meeting, all of the shares of stock of Dave Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/DAVE2023 at [ ], Pacific Time on [ ], 2023, and any adjournment or postponement thereof.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) HEREIN AND IN ACCORDANCE WITH THE DIRECTION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED AT THE MEETING. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.**

**PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE**

**Continued and to be signed on reverse side**